As filed with the Securities and Exchange Commission on December 12, 2007

File No: 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LANK ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	6770	26-1478920
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10 Glenville Street
Greenwich, CT 06831

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Mark C. Davis
Co-President
10 Glenville Street
Greenwich, CT 06831
(203) 588-2800

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Adam Mimeles, Esq. Ellenoff Grossman & Schole LLP 370 Lexington Avenue New York, NY 10017 (212) 370-1300 (212) 370-7889 - Facsimile	Ann F. Chamberlain, Esq. Bingham McCutchen LLP 399 Park Avenue New York, NY 10022 (212) 705-7000 (212) 752-5378 - Facsimile

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Unit(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant(2)	14,375,000	$10.00	$143,750,000	$4,413
Shares of Common Stock included as part of the Units(2)	14,375,000	—	—	—	(3)
Warrants included as part of the Units(2)	14,375,000	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Units(2)(4)	14,375,000	$7.50	$107,812,500	$3,310
Total			$251,562,500	$7,723

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 1,875,000 units, and 1,875,000 shares of common stock and 1,875,000 warrants underlying such units, which may be issued on exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 12, 2007

PROSPECTUS

$125,000,000

Lank Acquisition Corp.

12,500,000 Units

Lank Acquisition Corp. is a newly organized Delaware blank check company formed for the purpose of acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more businesses or assets, which we refer to as our initial business combination. Our efforts in identifying a prospective target business will not be limited to a particular industry; however, we plan to leverage our management’s operational and transactional experience in general industrial sectors. If we are unable to consummate a business combination within 24 months after the date of this prospectus, we will liquidate and distribute to our public stockholders the proceeds held in the trust account described below. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit consists of one share of our common stock and one warrant. We are offering 12,500,000 units. The public offering price will be $10.00 per unit. Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50 per share. The warrants will become exercisable on the later of 30 days following the completion of our initial business combination and one year from the date of this prospectus, provided in each case that we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. The warrants will expire five years from the date of this prospectus, unless earlier redeemed.

We have also granted the underwriters a 30-day option to purchase up to an additional 1,875,000 units to cover over-allotments, if any.

Our sponsor, Lank Acquisition, LLC, an entity controlled by John B. Blystone and Mark C. Davis, each our co-President, co-Chairman and co-Chief Financial Officer, has agreed to purchase 2,750,000 warrants from us at a price of $1.00 per warrant in a private placement to be completed immediately prior to this offering. We refer to these warrants as the sponsor warrants throughout this prospectus. All of the proceeds received from the sale of the sponsor warrants (an aggregate of $2.75 million) will be placed in the trust account. The sponsor warrants are identical to the warrants included in the units being sold in this offering, except that the sponsor warrants (i) are non-redeemable so long as they are held by the sponsor or its permitted transferees, (ii) are subject to certain transfer restrictions and will not be exercisable while they are subject to these transfer restrictions and (iii) may be exercised for cash or on a cashless basis, as described in this prospectus. The holder of sponsor warrants will not have any right to any liquidation distributions with respect to the shares underlying the sponsor warrants in the event we fail to consummate a business combination, in which event the sponsor warrants will expire worthless.

Currently, there is no public market for our units, common stock or warrants. We intend to apply to have the units listed on the American Stock Exchange. Assuming that the units are listed on the American Stock Exchange, we expect the units to be listed under the symbol “____.U” on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 35th day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, provided that in no event may the common stock and warrants be traded separately until we have (i) filed a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and (ii) issued a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the American Stock Exchange under the symbols “___” and “___.WS,” respectively. We cannot assure you, however, that our securities will continue to be listed on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 19 for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total Proceeds
Public offering price	$10.00	$125,000,000
Underwriting discounts and commissions(1)	$0.70	$8,750,000
Proceeds to us (before expenses)	$9.30	$116,250,000

(1)	Includes $0.325 per unit or approximately $4.1 million in the aggregate (approximately $4.7 million if the underwriters’ over-allotment option is exercised in full), payable to the underwriters for deferred underwriting discounts and commissions to be placed in the trust account described below. Such funds will be released to the underwriters only on completion of an initial business combination, as described in this prospectus.

The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about , 2008. Of the proceeds we receive from this offering and the sale of the sponsor warrants described in this prospectus, approximately $9.78 per unit, or approximately $122.3 million in the aggregate (approximately $9.76 per unit, or approximately $140.3 million in the aggregate if the underwriters’ over-allotment option is exercised in full), will be deposited into a trust account at JPMorgan Chase, N.A., maintained by American Stock Transfer & Trust Company as trustee. These funds will not be released to us until the earlier of the completion of our initial business combination or our liquidation (which may not occur until 24 months after the date of this prospectus).

Citi

Morgan Joseph	Sanders Morris Harris

The date of this prospectus is  , 2008

You should rely only on the information contained in this registration statement of which this prospectus forms a part. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

We obtained statistical data, market data and other industry data and forecasts used throughout this prospectus from publicly available information. While we believe the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data and we do not make any representation as to the accuracy of the information.

This prospectus contains forward-looking statements that involve substantial risks and uncertainties as they are not based on historical facts, but rather are based on current expectations, estimates and projections about our industry, our beliefs, and our assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. You should not place undue reliance on any forward-looking statements, which apply only as of the date of this prospectus.

i

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. References in this prospectus to “we”, “us” or “our company” refer to Lank Acquisition Corp. References in this prospectus to “public stockholders” refer to those persons that purchase the securities offered by this prospectus in this offering or afterwards and our initial stockholders (as defined below) who may purchase these securities either in this offering or afterwards, provided that our initial stockholders’ status as a “public stockholder” shall only exist with respect to those securities so purchased. References in this prospectus to our “management team” refer to our officers and directors. Unless we tell you otherwise, the information in this prospectus assumes the underwriters will not exercise their over-allotment option.

Our Business

We are a blank check company formed under the laws of the State of Delaware on November 15, 2007 for the purpose of acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, one or more businesses or assets, which we refer to throughout this prospectus as our initial business combination. Our efforts in identifying a prospective target business will not be limited to a particular industry; however, we plan to leverage our management’s operational and transactional experience in general industrial sectors. To date, our efforts have been limited to organizational activities as well as activities related to this offering. No evaluations of, or discussions with, any potential acquisition candidates occurred prior to our formation, nor did any of our principals have any direct or indirect contact with any potential acquisition candidate prior to our formation. We do not have any specific initial business combination under consideration, nor have we or anyone on our behalf, contacted or been contacted by any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. Accordingly, we cannot assure you we will be able to locate or enter into a business combination with a target business on favorable terms or at all.

We are seeking to raise $125.0 million in connection with this offering of our units and to deposit approximately $122.3 million in the aggregate (or approximately $140.3 million in the aggregate if the underwriters’ over-allotment option is exercised in full) into a trust account until we effect our initial business combination.

While we may seek to acquire more than one business or asset, which we refer to as our target business or target businesses, our initial business combination must involve one or more target businesses having a fair market value, individually or collectively, equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $4.1 million, or approximately $4.7 million if the underwriters’ over-allotment option is exercised in full and net of taxes payable). We will only consummate a business combination in which we become the controlling shareholder of the target. The key factor that we will rely on in determining controlling shareholder status would be our acquisition of at least 50.1% of the voting equity interests of the target company. We will not consider any transaction that does not meet such criterion.

Acquisition Criteria and Business Strategy

We have identified the following criteria and guidelines that we believe are important in evaluating prospective target businesses. We will consider use of these criteria and guidelines in evaluating acquisition opportunities. We may, however, decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

•	Established companies with positive cash flow. We will focus on acquiring established companies with a history of strong operating and financial results. We will particularly focus on companies with stable profit margins, strong free cash flow generation and recurring revenues, with low capital expenditure and working capital requirements.

•	Leading competitive position in industry. We will focus on acquiring businesses that have developed leading positions within their respective markets, are well positioned to capitalize on growth opportunities and operate in industries with appealing fundamentals, including significant barriers to entry, positive growth prospects or consolidation opportunities and favorable competitive dynamics, which may help protect their market position and profitability. The factors we will consider include, but are not limited to, product quality, customer loyalty, cost impediments associated with customers switching to competitors, brand positioning and capitalization.
•	Strong and experienced management team. We will focus on acquiring businesses that have experienced management teams with a proven track record for delivering revenue growth and profitability through strategic business management and effective team building. We intend to work in partnership with the target’s management to provide financial and strategic resources to allow them to continue to execute on their business plan.
•	Diversified customer and supplier base. We intend to pursue businesses that have a diverse set of customer and supplier relationships and serve a wide variety of end-users. We believe this strategy increases the ability of the management of a target company to execute its business objectives while minimizing the downside risks that may result from economic downturns, industry consolidation, changing consumer preferences, supply chain disruptions and other factors that may negatively impact customers, suppliers or the competitive landscape.

Management Experience and Role

Our management team possesses a substantial level of public market execution, financial and strategic advisory, capital raising and operational experience as managers, operators and advisors. We will seek to capitalize on the significant experience and contacts of our officers and directors, particularly of John B. Blystone and Mark C. Davis who will serve as our co-Presidents, co-Chairmen and co-Chief Financial Officers.

John B. Blystone has over 20 years of experience running businesses in a variety of industrial sectors, including nine years as Chairman, President and Chief Executive Officer of SPX Corporation, a global provider of technical and industrial products, systems and services (December 1995 to December 2004) and four years in various senior managerial roles at General Electric (1991 to 1995). Mr. Blystone's experience includes implementing a variety of growth and value-enhancing strategies, including portfolio repositioning via acquisitions and divestitures and operational restructuring to improve business performance.

Mr. Blystone joined SPX Corporation in December, 1995 and retired at the end of 2004. While at SPX, Mr. Blystone led the designing and execution of the repositioning of the company from an automotive supplier into a global, multi-industry company, growing revenues by an average of 10% per year. During his tenure at SPX, its common stock price increased approximately 400%, while the S&P 500 increased 96% over the same time period. While at SPX, Mr. Blystone helped SPX make in excess of 75 acquisitions totaling approximately $6.0 billion, and more than $3.0 billion in divestitures. From 1991 to 1995, Mr. Blystone served in various operating roles of The General Electric Company, including his last position as President and Chief Executive Officer of Nuovo Pignone, a designer and manufacturer of industrial compressors and other industrial equipment and products, and Europe Plus Pole, a GE Power Systems company from 1994 to 1995.

Mark C. Davis has over 20 years of experience as an investment banker, having advised clients on over $200 billion of mergers, acquisitions and divestitures. His origination, structuring and negotiation experience is across a broad range of sectors, including general industrial, consumer products, paper and forest products, metals and mining, aerospace and defense, utilities and telecommunications.

From August 2006 until May 2007, Mr. Davis was a Managing Director with Gleacher Partners LLC, where he focused on advising clients with respect to mergers and acquisitions. Beginning in 1996, Mr. Davis held various executive positions with JPMorgan Chase, including serving as Vice Chairman of Investment Banking and Chairman of the Merger and Acquisition Group until his departure in February 2003. Prior to serving in that position, he was Co-Head of Investment Banking Coverage and Head of General Industry Investment Banking. Before that, he served as Head of the Merger and Acquisition Group for The Chase

Manhattan Corporation prior to and during its merger with J.P. Morgan & Co. Incorporated. From 1989 to 1996, Mr. Davis worked at Salomon Brothers, Inc., where he served in a variety of positions, including Co-Head of the Merger and Acquisition Group until his departure in 1996. Prior to joining Salomon, Mr. Davis was a Vice President in Investment Banking at Kidder, Peabody & Co.

Mr. Blystone and Mr. Davis have known each other since 1998 and worked together on several transactions, including SPX’s $1.8 billion acquisition of General Signal Corporation and its $1.9 billion acquisition of United Dominion Industries.

The future role of members of our management team, if any, in the target business or businesses cannot presently be stated with any certainty. While it is possible one or more of our officers or directors will remain associated in some capacity with us following our initial business combination, it is unlikely any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you members of our management team will have significant experience or knowledge relating to the operations of the particular target business or businesses.

Private Placement

Lank Acquisition, LLC, has agreed to purchase an aggregate of 2,750,000 warrants from us at a price of $1.00 per warrant in a private placement to be completed immediately prior to this offering. We refer to Lank Acquisition, LLC as the sponsor, and we refer to these warrants as sponsor warrants, throughout this prospectus. All of the proceeds received from the sale of the sponsor warrants (an aggregate of $2.75 million) will be placed in the trust account as described elsewhere in this prospectus.

The sponsor warrants are identical to the warrants included in the units being sold in this offering, except that the sponsor warrants (i) are non-redeemable so long as they are held by the sponsor or its permitted transferees, (ii) are subject to certain transfer restrictions and will not be exercisable while they are subject to these transfer restrictions and (iii) may be exercised for cash or on a cashless basis, as described in this prospectus. The holder of sponsor warrants will not have any right to any liquidation distributions with respect to the shares underlying such sponsor warrants in the event we fail to consummate a business combination, in which event the sponsor warrants will expire worthless.

Our executive offices are located at 10 Glenville Street, Greenwich, CT 06831 and our telephone number is (203) 588-2800.

THE OFFERING

In making your decision whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 19 of this prospectus.

Securities offered
12,500,000 units, each unit consisting of:
• one share of common stock; and
• one warrant.
Trading commencement and separation of common stock and warrants
The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 35th day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our (i) having filed the Current Report on Form 8-K described below and (ii) having issued a press release announcing when such separate trading will begin.
Separate trading of the common stock and warrants is initially prohibited
In no event will the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file the Current Report on Form 8-K upon the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise and consummation of the over-allotment option.
Units

Number outstanding before this offering
0
Number outstanding after this offering
12,500,000
Common stock
Number of outstanding shares before this offering
3,593,750 (includes 468,750 shares sold that are subject to forfeiture to the extent the underwriters do not exercise their over-allotment option).
Number of shares to be outstanding after this offering
15,625,000 shares (assumes no exercise of the underwriters' over-allotment option and forfeiture of 468,750 shares by our initial stockholders).

Warrants
Number outstanding before this offering
0
Number of sponsors' warrants to be sold privately simultaneously with consummation of this offering
2,750,000 warrants
Number to be outstanding after this offering and the private placement of the sponsors' warrants
15,250,000 warrants
Exercisability
Each warrant is exercisable to purchase one share of our common stock.
Exercise price
$7.50 per share
Exercise period
The warrants will become exercisable on the later of:
• 30 days after the completion of our initial business combination, or
• one year from the date of this prospectus,
provided in each case that we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants.
We have agreed to use our best efforts to have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed.
The warrants will expire at 5:00 p.m., New York time, five years from the date of this prospectus or earlier upon redemption.
Upon the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account, except that the sponsor warrants may be exercised for cash or on a cashless basis as described in this prospectus.
Redemption
Once the warrants become exercisable and provided there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants available and current throughout the 30-day redemption period defined below, we may redeem the outstanding warrants (except as described below with respect to the sponsor warrants):
• in whole and not in part;
• at a price of $0.01 per warrant;
• upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and
• if, and only if, the last sale price of our common stock equals or exceeds $13.75 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.
If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
We may not redeem the sponsor warrants so long as they are held by the sponsor or its permitted transferees.
Reasons for redemption limitations
We have established the above conditions to our exercise of redemption rights to:
• provide warrant holders with adequate notice of redemption;
• permit redemption only after the then-prevailing commonstock price is substantially above the warrant exercise price; and

•

ensure a sufficient differential between the then-prevailing common stock price and the warrant exercise price exists so there is a buffer to absorb the market reaction, if any, to our redemption of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, there can be no assurance that the price of the common stock will not fall below the $13.75 trigger price or the $7.50 warrant exercise price after the redemption notice is issued. In no event will we be required to settle the exercise of these warrants or the sponsor warrants discussed below, unless we have a registration statement under the Securities Act in effect covering the shares of common stock issuable upon the exercise of the warrants and sponsor warrants, as applicable, and a current prospectus relating to these shares of common stock.
Founders’ common stock
On November 15, 2007, we issued an aggregate of 3,593,750 shares of our common stock to Lank Acquisition, LLC, our sponsor, and to Reuben Gutoff, one of our directors, for an aggregate amount of $25,000 in cash, at a purchase price of approximately $.007 per share. We refer to Lank Acquisition, LLC and to Reuben Gutoff herein as the initial stockholders. Up to 468,750 of these 3,593,750 shares are subject to forfeiture in the event that the underwriters’ over-allotment option is not exercised, either partially or fully.

Our initial stockholders have agreed to vote their common stock (i) in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving our initial business combination and (ii) in favor of our amendment to our amended and restated certificate of incorporation to provide for our perpetual existence. In addition, they have agreed to waive their rights to participate in any liquidation distribution with respect to such common stock. Our sponsor and each of our officers and directors have agreed that if they acquire common stock in or following this offering, they will vote all such acquired shares in favor of the initial business combination and our perpetual existence. As a result, in the event we consummate a business combination, they will not be able to exercise the conversion rights described elsewhere in this prospectus with respect to any of our shares that they may acquire prior to, in or after this offering.
Our initial stockholders have agreed not to transfer, assign or sell any of the founders’ common stock until one year after the date of the completion of an initial business combination or earlier if, subsequent to our initial business combination, (i) the closing price of our common stock equals or exceeds $16.00 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property; provided however that transfers can be made to permitted transferees who agree in writing to be bound by the transfer restrictions, agree to vote in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving our initial business combination and to vote in favor of the amendment to our amended and restated certificate of incorporation providing for our perpetual existence and waive any rights to participate in any liquidation distribution if we fail to consummate an initial business combination.
Sponsor warrants purchased through private placement
Our sponsor has agreed to purchase an aggregate of 2,750,000 warrants, or sponsor warrants, from us at a price of $1.00 per warrant in a private placement to be completed immediately prior to this offering. All of the proceeds received from the sale of the sponsor warrants (an aggregate of $2.75 million) will be placed in the trust account described below.
The sponsor warrants are identical to the warrants included in the units being sold in this offering, except that the sponsor warrants (i) are non-redeemable so long as they are held by the sponsor or its permitted transferees, (ii) are subject to certain transfer restrictions and will not be exercisable while they are subject to these transfer restrictions and (iii) may be exercised for cash or on a cashless basis, as described in this prospectus. The holder of sponsor warrants will not have any right to any liquidation distributions with respect to the shares underlying such sponsor warrants in the event we fail to consummate a business combination.

The purchase price of the sponsor warrants will be added to the proceeds from this offering to be held in the trust account pending the completion of our initial business combination. If we do not complete an initial business combination that meets the criteria described in this prospectus, then the $2.75 million purchase price of the sponsor warrants will become part of the liquidating distribution to our public stockholders and the sponsor warrants will expire worthless.
Our sponsor has agreed not to transfer, assign or sell any of the sponsor warrants until the date that is 30 days after the date we complete our initial business combination; provided however that transfers can be made to permitted transferees who agree in writing to be bound by the same transfer restrictions.
Right of first review
In order to minimize potential conflicts of interest that may arisefrom multiple corporate affiliations, each of our officers and directors has agreed, until the earlier of our initial business combination or our liquidation, to present to our company for consideration, prior to presentation to any other entity, any business opportunity with a fair market value of $100 million or more, subject to any pre-existing fiduciary obligations he or she might have.
Conflicts of interest
For a description of potential conflicts of interest see “Risk Factors” and “Management — Conflicts of Interest.”
Proposed American Stock Exchange symbols for our
Units
“___.U”
Common stock
“___”
Warrants
“___.WS”
Proceeds of offering and private placement of sponsor warrants to be held in trust account and amounts payable prior to trust account distribution or liquidation
Approximately $122.3 million, or approximately $9.78 per unit (approximately $140.3 million, or approximately $9.76 if the underwriters’ over-allotment option is exercised in full), of the proceeds of this offering and the private placement of the sponsor warrants will be placed in a trust account at JPMorgan Chase, N.A., maintained by American Stock Transfer & Trust Company as trustee, pursuant to an agreement to be signed on or before the date of this prospectus.
These proceeds include approximately $4.1 million in deferred underwriting discounts and commissions (or approximately $4.7 million if the over-allotment option is exercised in full). We believe the inclusion in the trust account of the purchase price of the sponsor warrants and the deferred underwriting discounts and commissions is a benefit to our stockholders because additional proceeds will be available for distribution to investors if a liquidation of our company occurs prior to our completing an initial business combination. Except as described below, proceeds in the trust account will not be released until the earlier of completion of our initial business combination or our liquidation. Unless and until an initial business combination is consummated, proceeds held in the trust account will not be available for our use for any purpose, including the payment of expenses related to this offering, and the investigation, selection and negotiation of an agreement with one or more target businesses, except there can be released to us from the trust account (i) interest income earned on the trust account balance to pay any income taxes on such interest and (ii) interest income earned of up to $1.75 million on the trust account balance to fund our working capital requirements ($2.0 million in the event the over-allotment option is exercised in full), provided that after such release there remains in the trust account a sufficient amount of interest income previously earned on the trust account balance to pay any due and unpaid income taxes on the interest income disbursed to us (which provision we refer to as the “tax holdback”). With these exceptions, expenses incurred by us while seeking an initial business combination may be paid prior to our initial business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $50,000).
Limited payments to insiders
There will be no fees, reimbursements or other cash payments paid to, awarded to or earned by our sponsor, officers, directors or their affiliates prior to, or for, any services they render in order to effectuate the consummation of an initial business combination other than:
• repayment of $125,000 in the form of a non-interest bearing loan made to us by our sponsor to cover offering expenses; and

•

reimbursement for any expenses incident to identifying, investigating and consummating an initial business combination with one or more target businesses, none of which have been incurred to date. There is no limit on the amount of out-of-pocket expenses that could be incurred, subject to review by the audit committee; provided, however, that to the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income of up to $1.75 million on the balance in the trust account ($2.0 million in the event the over-allotment option is exercised in full), in each case subject to the tax holdback, such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination.

All amounts held in the trust account that are not converted to cash, released to us in the form of interest income or payable to the underwriters for deferred discounts and commissions will be released to us on closing of our initial business combination
All amounts held in the trust account that are not converted to cash (as described below) or previously released to us as interest income to pay taxes or to fund working capital will be released to us upon closing of our initial business combination with one or more target businesses, subject to compliance with the conditions to consummating an initial business combination described below. We will use these funds to pay amounts due to any public stockholders who exercise their conversion rights and to pay the underwriters their deferred underwriting discounts and commissions that are equal to 3.25% of the gross proceeds of this offering, or approximately $4.1 million (approximately $4.7 million if the underwriters’ over-allotment option is exercised in full). Funds released from the trust account to us can be used to pay all or a portion of the purchase price of the target business or businesses. If the initial business combination is paid for using stock or debt securities, we may use the cash released to us from the trust account for general corporate purposes, including but not limited to maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.
Amended and restated certificate of incorporation
Prior to the consummation of an initial business combination, there will be specific provisions in our amended and restated certificate of incorporation that may not be amended without the unanimous consent of our stockholders, including requirements to seek stockholder approval of an initial business combination and to allow our public stockholders to seek conversion of their shares if they do not approve an initial business combination. While we have been advised that the validity of unanimous consent provisions under Delaware law has not been settled, we view these provisions as obligations to our stockholders and will not take any action to amend or waive these provisions.
Our amended and restated certificate of incorporation will provide that we will continue in existence only until 24 months after the date of this prospectus.
If we have not completed an initial business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In connection with any proposed initial business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life.

The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding shares of common stock. We will only consummate an initial business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence.
Stockholders must approve initial business combination
We will seek stockholder approval before effecting our initial business combination, even if the initial business combination would not ordinarily require stockholder approval under applicable state law. We will consummate our initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of our initial business combination, (ii) a majority of the outstanding shares of our common stock are voted in favor of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and (iii) less than 30% of the shares sold in this offering are voted against the initial business combination and exercise their conversion rights described below. It is important to note that voting against our initial business combination alone will not result in a conversion of your shares into a pro rata share of the trust account, which will only occur when you exercise your conversion rights as described in this prospectus.
In connection with the stockholder vote required to approve our initial business combination, our initial stockholders have agreed to vote the founders’ common stock (i) in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving our initial business combination and (ii) in favor of our amendment to our amended and restated certificate of incorporation to provide for our perpetual existence. In addition, they have agreed to waive their rights to participate in any liquidation distribution with respect to such common stock. Our sponsor and each of our officers and directors have agreed that if they acquire common stock in or following this offering, they will vote all such acquired shares in favor of the initial business combination and our perpetual existence. As a result, they will not be able to exercise the conversion rights described elsewhere in this prospectus with respect to any of our shares that they may acquire prior to, in or after this offering.
Conditions to consummating our initial business combination
Our initial business combination must occur with one or more target businesses that collectively have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $4.1 million, or approximately $4.7 million if the underwriters’ over-allotment option is exercised in full and net of taxes payable) at the time of such initial business combination. We may seek to consummate our initial business combination with a target business or businesses with a collective fair market value in excess of 80% of the balance in the trust account. However, we would likely need to obtain additional financing to consummate such an initial business combination, and there is no assurance we would be able to obtain such financing. If we acquire less than 100% of a target business in our initial business combination, the aggregate fair market value of the portion we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions and net of taxes payable) at the time of such initial business combination. We will only consummate a business combination in which we become the controlling shareholder of the target. One of the key factors we will rely on in determining controlling shareholder status would be our acquisition of at least majority voting control of the target company. We will not consider any transaction that does not meet such criteria.
Conversion rights for stockholders voting to reject our initial business combination
If our initial business combination is approved and completed, public stockholders voting against it and electing conversion of their shares into cash will be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, including $0.325 per unit of deferred underwriting discounts and commissions and including interest earned on their pro rata portion of the trust account, net of (i) taxes payable on such interest and (ii) interest income of up to $1.75 million on the trust account balance previously released to us to fund our working capital requirements ($2.0 million in the event the over-allotment option is exercised in full). If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination will not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. Such public stockholders would only be entitled to convert their shares of common stock into a pro rata share of the aggregate amount on deposit in the trust account in the event that such stockholders vote against a subsequent business combination which is approved by stockholders and completed, or in connection with our dissolution and liquidation. The sponsor and our officers and directors will not be able to exercise conversion rights with respect to any of our shares that they may acquire prior to, in or after this offering.
Public stockholders who convert their common stock into a pro rata share of the trust account will be paid their conversion price promptly following the consummation of our initial business combination and will continue to have the right to exercise any warrants they own. The initial per share conversion price is expected to be approximately $9.78 per share, or approximately $9.76 per share if the underwriters’ over-allotment option is exercised in full, without taking into account any interest earned on such funds. Since this amount is less than the $10.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. Because converting stockholders will receive their proportionate share of deferred underwriting compensation and the underwriters will be paid the full amount of the deferred underwriting compensation promptly after completion of our initial business combination, the non-converting stockholders will bear the financial effect of such payments to both the converting stockholders and the underwriters.
An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and no later than the business day immediately preceding the vote being taken with respect to a proposed initial business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the initial business combination and the initial business combination is approved and consummated, as discussed above. In addition, no later than the business day immediately preceding the vote on the initial business combination, the stockholder must present written instructions to our transfer agent stating that the stockholder wishes to convert its shares into a pro rata share of the trust account and confirming the stockholder has held the shares since the record date and will continue to hold them through the stockholder meeting and the closing of our initial business combination. We may also require public stockholders to tender their certificates to our transfer agent or to deliver their shares to our transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System no later than the business day immediately preceding the vote on the initial business combination. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker approximately $35, and it would be up to the broker to decide whether to pass this cost to the converting stockholder.
The proxy solicitation materials we will furnish to stockholders in connection with the vote for any proposed initial business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. As discussed above, a stockholder would have from the time we send out our proxy statement up until the business day immediately preceding the vote on the initial business combination to deliver his shares if he wishes to seek to exercise his conversion rights. The delivery process is within the stockholder’s control and, whether he is a record holder or his shares are held in “street name,” should be able to be accomplished by the stockholder in a matter of hours by contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC system. However, because we do not have control over this process or over the brokers or DTC, it may take significantly longer than anticipated to obtain a physical stock certificate. Accordingly, we will only require stockholders to deliver their certificates prior to a vote if, in accordance with AMEX’s proxy notification recommendations, the stockholders receive the proxy solicitation materials at least 20 days prior to the meeting.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group”, will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, a public stockholder who owns 15% of the shares sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their shares). By limiting a stockholder’s ability to convert only 10% of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction.
Liquidation if no initial business combination
If we are unable to complete an initial business combination within 24 months after the date of this prospectus, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within ten years after the date of dissolution. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets to provide for all such claims, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such claims, if any, from the $50,000 of proceeds held outside the trust account and from the $1.75 million of interest income earned on the trust account available to us for working capital ($2.0 million in the event the over-allotment option is exercised in full), in each case subject to the tax holdback described in this prospectus we cannot assure you those funds will be sufficient to pay or provide for all creditors’ claims. Although we will seek to have all third parties (including any vendors (which means entities that provide goods or services to us) or other entities we engage after this offering) and any prospective target businesses enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee they will execute such agreements. We have not asked for or obtained any such waiver agreements at this time. There is no guarantee the third parties would not challenge the enforceability of these waivers and bring claims against the trust account for monies owed them. In addition, there is no guarantee such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Messrs. Blystone and Davis have agreed they will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us.
However, the agreement entered into by Messrs. Blystone and Davis specifically provides for two exceptions to this indemnity; there will be no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Based upon representations of Messrs. Blystone and Davis as to their accredited investor status (as such term is defined in Regulation D under the Securities Act) and that they have sufficient funds available to them to satisfy their indemnification obligations, we believe they will be able to satisfy any indemnification obligations that may arise given the limited nature of the obligations. However, in the event Messrs. Blystone and Davis have liability to us under these indemnification arrangements, we cannot assure you they will have the assets necessary to satisfy those obligations.
We expect that all costs and expenses associated with implementing our plan of distribution will be funded from amounts remaining out of the $50,000 of proceeds held outside the trust account and from the $1.75 million in interest income on the balance of the trust account that will be released to us to fund our working capital requirements ($2.0 million in the event the over-allotment option is exercised in full), in each case subject to the tax payments and holdback described in this prospectus. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of distribution, John B. Blystone and Mark C. Davis, our co-Chairmen, co-Presidents and co-Chief Financial Officers, have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than $15,000) and have agreed not to seek repayment for such expenses.
Our sponsor has waived its right to participate in any liquidation distribution of the funds held in the trust account if we fail to consummate a business combination within 24 months after the date of this prospectus but only with respect to the founders’ common stock, and in such event the sponsor warrants will expire worthless.
If we are unable to conclude an initial business combination and we expend all of the net proceeds from this offering and the sale of the sponsor warrants not deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per-share liquidation price will be approximately $9.78, or approximately $9.76 per share if the underwriters’ over-allotment option is exercised in full. The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, we cannot assure you the actual per-share liquidation price will not be less than approximately $9.78, or $9.76 per share if the underwriters’ over-allotment option is exercised in full.
Escrow of founders’ common stock and sponsor warrants
On or prior to the date of this prospectus, our initial stockholders will place the founders’ common stock and sponsor warrants into an escrow account maintained by American Stock Transfer & Trust Company, acting as escrow agent until termination of the transfer restrictions applicable to such securities.
The holders of the founders’ shares have agreed not to transfer, assign or sell any of the founders’ common stock until one year after the date of the completion of an initial business combination or earlier if, subsequent to our initial business combination, (i) the closing price of our common stock equals or exceeds $16.00 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property; provided, however, that transfers can be made to permitted transferees who agree in writing to be bound by the transfer restrictions, agree to vote in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving our initial business combination and to vote in favor of the amendment to our amended and restated certificate of incorporation providing for our perpetual existence and waive any rights to participate in any liquidation distribution if we fail to consummate an initial business combination. Our sponsor has agreed not to transfer, assign or sell any of the sponsor warrants until the date that is 30 days after the date we complete our initial business combination; provided, however, that the transfers can be made to permitted transferees who agree in writing to be bound by such transfer restrictions.
Audit committee to monitor compliance
Effective upon consummation of this offering, we will establish and maintain an audit committee to, among other things, monitor compliance on a quarterly basis with the terms described above and the other terms relating to this offering. If any noncompliance is identified, the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.
Our audit committee will review and approve all reimbursements made to our sponsor, officers, directors or their affiliates, and any reimbursements made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.
Determination of offering amount
In determining the size of this offering, our management concluded, based on their collective experience, that an offering of this size, together with the proceeds of the private placement of the sponsor warrants, would provide us with sufficient equity capital to execute our business plan. We intend to utilize the proceeds of this offering and the private placement of the sponsor warrants, our capital stock, debt or a combination of these as the consideration to be paid in an initial business combination. Based on the experience of our management team, we believe there should be opportunities to acquire one or more target businesses. This belief is not based on any research, analysis, evaluations, discussions or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify target businesses, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete an initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 19 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	December 3, 2007
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)	$(24,500)	$118,260,000
Total assets	197,500	122,323,000
Total liabilities	174,500	4,062,500
Value of common stock which may be converted to cash	—	36,674,990
Stockholders’ equity	23,000	81,585,510

The “as adjusted” information gives effect to the sale of the units we are offering including the application of the related gross proceeds, the receipt of $2,750,000 from the sale of the sponsor warrants and the payment of the estimated remaining expenses of this offering. The “as adjusted” working capital and “as adjusted” total assets is net of approximately $4.1 million being held in the trust account (or approximately $4.7 million if the underwriters’ over-allotment option is exercised in full) representing deferred underwriting discounts and commissions.

The “as adjusted” working capital and total assets amounts include approximately $122.3 million (including deferred underwriting discounts and commissions of approximately $4.1 million) to be held in the trust account, which will be distributed to us on completion of our initial business combination. We will use the initial trust amount to pay amounts owed to (i) any public stockholders who exercise their conversion rights and (ii) the underwriters in the amount of approximately $4.1 million (or approximately $4.7 million if the underwriters’ over-allotment option is exercised in full) in payment of their deferred underwriting discounts and commissions if a business combination is consummated. All such proceeds will be distributed to us from the trust account only upon the consummation of an initial business combination within 24 months after the date of this prospectus. If an initial business combination is not so consummated, the proceeds held in the trust account, including the deferred underwriting discounts and commission and all interest thereon, net of (i) taxes on such interest and (ii) interest income of up to $1.75 million on the trust account balance previously released to us to fund our working capital requirements ($2.0 million in the event the underwriters’ over-allotment option is exercised in full), in each case subject to the tax holdback described in this prospectus, will be distributed solely to our public stockholders as part of our liquidation.

We will not consummate an initial business combination if public stockholders owning 30% or more of the shares sold in this offering vote against the initial business combination and exercise their conversion rights. Accordingly, we may effect an initial business combination if public stockholders owning up to 30% of the shares (minus one share) sold in this offering vote against the initial business combination and exercise their conversion rights. If this occurs, we would be required to convert to cash up to 3,749,999 shares of common stock (or 4,312,499 shares of common stock if the underwriters exercise their over-allotment option in full) at an initial per-share conversion price of approximately $9.78 for approximately $36,674,990 in the aggregate (or approximately $9.76 or $42,089,990 in the aggregate if the underwriters exercise their over-allotment option in full). The actual per-share conversion price will be equal to:

•	the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including interest, net of (i) income taxes on such interest and (ii) interest income on the trust account balance released to us as described above, as of two business days prior to the consummation of the initial business combination,
•	divided by the number of shares of common stock sold in this offering.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our units. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial conditions or results of operating may be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Related to Our Business

We are a recently formed development stage company with no operating history and no revenues and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operations or an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective of completing an initial business combination with one or more target businesses. We have not conducted any discussions, and we have no plans, arrangements or understandings with any prospective target business with respect to a business combination. We will not generate any revenues or income until, at the earliest, after the consummation of a business combination. We cannot assure you as to when or if a business combination will occur. If we expend all of the $50,000 in proceeds from this offering not held in trust and interest income of $1.75 million ($2.0 million in the event the underwriters’ over-allotment option is exercised in full), in each case subject to the tax holdback described in this prospectus on the balance of the trust account that may be released to us to fund our working capital requirements in seeking an initial business combination, but fail to complete such a combination, we will never generate any operating revenues.

If we are unable to consummate a business combination, our public stockholders will be forced to wait the full 24 months before receiving liquidation distributions.

Pursuant to our amended and restated certificate of incorporation, we have 24 months after the date of this prospectus in which to complete a business combination. If we fail to consummate a business combination within the required time frame, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought conversion of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until such date. However, we may not be able to find suitable target businesses within the required 24 month time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We view this obligation to liquidate as an obligation to our stockholders and that investors will make an investment decision, relying, at least in part, on this provision. Thus, neither we nor our board of directors will take any action to amend or waive any provision of our amended and restated certificate of incorporation to allow us to survive for a longer period of time. In addition, we will not support, directly or indirectly, or in any way endorse or recommend, that stockholders approve an amendment or modification to such provision if it does not appear we will be able to consummate a business combination within the foregoing time period.

Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to the shares of common stock owned by them prior to this offering. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We expect that all costs and expenses associated with implementing our plan of distribution will be funded from amounts remaining out of the $50,000 of proceeds held outside the trust account and from the $1.75 million in interest income on the balance of the trust account that will be released to us to fund our working capital requirements ($2.0 million in the event the over-allotment option is exercised in full), in each case subject to the tax payments and holdback described in this prospectus. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of distribution, John B. Blystone and Mark C. Davis, our co-Chairmen, co-Presidents and co-Chief Financial Officers, have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than $15,000) and have agreed not to seek repayment for such expenses. In addition, Messrs. Blystone and Davis have agreed to indemnify us for all claims of creditors to the extent we fail to obtain waivers from vendors, service providers, prospective target business or other entities in order to protect the amounts held in trust. Although we have a fiduciary obligation to pursue Messrs. Blystone and Davis to enforce their indemnification obligations, and intend to pursue such actions as and when we deem appropriate, there can be no assurance they will be able to satisfy those obligations if required to do so.

You will not have any rights or interest in funds from the trust account, except under certain limited circumstances.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to convert their respective shares of common stock into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind in the trust account.

If we liquidate before the completion of a business combination and distribute the trust account, our public stockholders may receive significantly less than $9.78 per share (or $9.76 per share in the event the underwriters’ over-allotment is exercised in full) and our warrants will expire worthless.

We must complete a business combination with a fair market value of at least 80% of the balance held in the trust account (net of taxes and amounts disbursed for working capital purposes and other than the portion representing our underwriters’ deferred discount) at the time of acquisition by             , 2010 [24 months after the date of this prospectus]. If we are unable to complete a business combination within the 24 month time frame and are forced to liquidate the trust account, the per-share liquidation price received by our public stockholders from the trust account may be less than $9.78 per share (or $9.76 per share in the event the underwriters’ over-allotment option is exercised in full) because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Upon the liquidation of the trust account, we expect public stockholders will be entitled to receive approximately $9.78 per share plus interest earned on their pro rata portion of the trust account, which includes approximately $4.1 million ($0.325 per unit) of deferred underwriting discounts and commissions, or approximately $4.7 million if the underwriters’ over-allotment option is exercised in full. In the event we liquidate and if it is subsequently determined the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by our creditors. We assume that in the event we liquidate we will not have to adopt a plan to provide for payment of claims that may potentially be brought against us. Should this assumption prove to be incorrect, we may have to adopt such a plan upon our liquidation, which could result in the per-share liquidation amount to our stockholders being significantly less than $9.78 per share. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate the trust account in the event we do not complete a business combination within the prescribed time periods. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled “Proposed Business — Effecting a Business Combination — Liquidation if no Initial Business Combination.”

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

Subject to there being a current prospectus under the Securities Act of 1933, as amended, with respect to the common stock issuable upon exercise of the warrants, we may redeem the warrants issued as a part of our units at any time after the warrants become exercisable in whole and not in part, at a price of $.01 per warrant, upon a minimum of 30 days prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $13.75 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. In addition, we may not redeem the warrants unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash, and this will have the effect of reducing the potential “upside” of a warrant holder’s investment in us.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value (defined below) by (y) the fair market value. The fair market value shall mean the average reported last sale price of the common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than would have been received if such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in us.

Although we are required to use our best efforts to have an effective registration statement covering the issuance of the shares of common stock underlying the warrants at the time that our warrant holders exercise their warrants, we cannot guarantee that a registration statement will be effective, in which case our warrant holders may not be able to exercise our warrants, and therefore the warrants could expire worthless.

Holders of our warrants will be able to exercise the warrants only if (i) a current registration statement under the Securities Act of 1933 relating to the shares of our common stock underlying the warrants is then effective and (ii) such shares of common stock are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to maintain a current registration statement covering the shares of common stock underlying the warrants following completion of this offering to the extent required by federal securities laws, and we intend to comply with our undertaking, we cannot assure you that we will be able to do so, and therefore the warrants could expire worthless. Such expiration would result in each holder paying the full unit purchase price solely for the shares of common stock underlying the unit. In addition, we have agreed to use our reasonable efforts to register the shares of common stock underlying the warrants under the blue sky laws of the states of residence of the existing warrantholders, to the extent an exemption is not available. The value of the warrants may be greatly reduced if a registration statement covering the shares of common stock issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Holders of warrants who reside in jurisdictions in which the shares of common stock underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

Unlike many other blank check offerings, we allow up to 30% of our public stockholders to exercise their conversion rights. This higher threshold will make it easier for us to consummate a business combination with which you may not agree, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

When we seek stockholder approval of a business combination, we will offer each public stockholder (but not our sponsor, even in the event it purchases shares in or after the offering) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and consummated. We will consummate our initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of our initial business combination, (ii) a majority of the outstanding shares of our common stock are voted in favor of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and (iii) less than 30% of the shares sold in this offering are voted against the initial business combination and exercise their conversion rights. Many other blank check companies have a conversion threshold of 20%, which makes it more difficult for such companies to consummate their initial business combination. Thus, because we permit a larger number of stockholders to exercise their conversion rights, it will be easier for us to consummate an initial business combination with a target business which you may believe is not suitable for us, and you may not receive the full amount of your original investment upon exercise of your conversion rights. Assuming an interest rate (net of taxes) of 3% on the funds in the trust account, if we consummate a business combination within approximately seven months after the offering, upon exercise of a stockholder’s conversion right, a stockholder will not receive a full return of his investment. Therefore, assuming the same interest rate of 3%, we would have to consummate a business combination after eight months following this offering in order for a stockholder exercising his, her or its conversion rights to potentially receive equal to or more than his, her or its full invested amount. There can be no assurance that any converting stockholder will receive cash equal to or more than his, her or its full invested amount.

Unlike many other blank check offerings, we allow up to 30% (minus one share) of our public stockholders to exercise their conversion rights. The ability of a larger number of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of a business combination, we will offer each public stockholder (but not our sponsor, even in the event it purchases shares in or after the offering) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and consummated. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata share of the trust account. Unlike many other blank check offerings which have a 20% threshold, we allow up to 30% (minus one share) of our public stockholders to exercise their conversion rights. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

Exercise of conversion rights may be effected pursuant to a specific process, which may take time to complete and may result in the expenditure of funds by stockholders seeking conversion.

A stockholder requesting conversion of his, her or its common stock into cash may do so at any time after the mailing to our stockholders of the proxy statement and no later than the business day immediately preceding the day the vote is taken with respect to a proposed business combination. A stockholder would have from the time we send out our proxy statement through the vote on the business combination to tender (either electronically or through the delivery of physical stock certificates) his or her shares of common stock if he, she or it wishes to seek to exercise his, her or its conversion rights, a period which is expected to be not less than 10 nor more than 60 days. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35, and it would be up to the broker whether or not to pass this cost on to the converting holder. There may be additional mailing and other nominal charges depending on the particular process used to tender common stock. Although we believe the time period, costs and other potential burdens associated with the tendering process are not onerous for an average investor, this process may result in additional burdens for stockholders, including mis-delivery or any other defect in the tendering process.

Additionally, if a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months after the date of this prospectus. If the initial business combination is not approved or completed for any reason, public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. In such case, they would then have to comply with the tendering process again for any vote against a subsequent business combination.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months after the date of this prospectus. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure it makes reasonable provision for all claims against it, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. We cannot assure you we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them and any liability of our stockholders may extend well beyond the third anniversary of such date. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us. In the event of our liquidation, we may have to adopt a plan to provide for the payment of claims that may potentially be brought against us, which could result in the per-share liquidation amount to our stockholders being significantly less than $9.78.

Our placing of funds in the trust account may not protect those funds from third party claims against us.

Third party claims may include contingent or conditional claims and claims of directors and officers entitled to indemnification under our amended and restated certificate of incorporation. We intend to pay any claims, to the extent sufficient to do so, from our funds not held in trust. Although we will seek to have all vendors, service providers and prospective target businesses or other entities with which we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Even if they execute such agreements, they could bring claims against the trust account, including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims.

Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason. Accordingly, the proceeds held in the trust account could be subject to claims that would take priority over the claims of our public stockholders and the per-share liquidation price could be less than the approximately $9.78 per share (or approximately $9.76 per share if the over-allotment is exercised in full) held in the trust account, plus interest (net of taxes payable, which taxes shall be paid from the trust account), due to claims of such creditors. If we are unable to complete a business combination and liquidate the company, Messrs. Blystone and Davis will be liable if we did not obtain a waiver from any vendor, service provider, prospective target business or other entity of any rights or claims to the trust account, to the extent necessary to ensure that such claims do not reduce the amount in the trust account. Although we have a fiduciary obligation to pursue Messrs. Blystone and Davis to enforce their indemnification obligations, and intend to pursue such actions as and when we deem appropriate, we cannot assure you Messrs. Blystone and Davis will be able to satisfy those obligations. The indemnification provisions are set forth in insider letters executed by Messrs. Blystone and Davis. The insider letters specifically set forth that in the event we obtain a waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our stockholders from a vendor, service provider, prospective target business or other entity, the indemnification from Messrs. Blystone and Davis will not be available.

Additionally, if we file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group” with, will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering.

When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our existing stockholders) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination, elects conversion of his or her shares of common stock and the business combination is approved and completed. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Accordingly, if you purchase more than 10% of the shares sold in this offering and a proposed business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following a business combination or that the market price of the common stock will exceed the per-share conversion price.

In certain circumstances, our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing itself and our company to claims of punitive damages.

If we file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the termination of our existence by operation of law, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

If the net proceeds of this offering not being placed in the trust account together with interest earned on the trust account available to us are insufficient to allow us to operate for at least the next 24 months, we may not be able to complete a business combination.

We currently believe that, upon consummation of this offering, the funds available to us outside of the trust account together with up to $1.75 million of interest earned on the trust account that may be released to us ($2.0 million in the event the over-allotment option is exercised in full in each case subject to the tax holdback described in this prospectus) will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Based upon the experience of the members of our board and consultation with them regarding a reasonable budget for consummating a transaction of this kind and nature, and a review of budgets publicly disclosed by blank-check companies, we determined that this was an appropriate approximation of the expenses. If costs are higher than expected we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, any potential target acquisitions. In such event, we would need to obtain additional funds from our sponsor or another source to continue operating. Of the $50,000 not held in the trust account, plus the $1.75 million of net interest income, we anticipate that up to $1,020,000 will be reserved for working capital purposes. We could use a portion of these funds to pay due diligence costs in connection with a potential business combination or to pay fees to consultants to assist us with our search for a target acquisition. We could also use a portion of these funds as a down payment, “reverse break-up fee” (a provision in a merger agreement designed to compensate the target for any breach by the buyer which results in a failure to close the transaction), or to fund a “no-shop” provision (a provision in letters of intent designed to keep target acquisitions from “shopping” around for transactions with others on terms more favorable to such target acquisitions) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into such a letter of intent where we paid for the right to receive exclusivity from a target acquisition and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise) or if we agree to a reverse break-up fee and subsequently were required to pay such fee as a result of our breach of the merger agreement, we might not have sufficient funds to continue searching for, or conduct due diligence with respect to any other potential target acquisitions. In such event, we would need to obtain additional funds from our sponsor or another source to continue operations.

Our current officers and directors may resign upon consummation of a business combination.

Upon consummation of a business combination, the role of our existing officers and directors in the target business cannot presently be fully ascertained. While it is possible that one or more of our existing officers and directors will remain in senior management or as directors following a business combination, we may employ other personnel following the business combination. If we acquire a target business in an all cash transaction, it would be more likely that our existing officers and our directors would remain with us if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target company were to control the combined company, following a business combination, it may be less likely that our existing officers or directors would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement.

Negotiated retention of officers and directors after a business combination may create a conflict of interest.

If, as a condition to a potential business combination, our existing officers negotiate to be retained after the consummation of the business combination, such negotiations may result in a conflict of interest. The ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. In making the determination as to whether current management should remain with us following the business combination, we will analyze the experience and skill set of the target business’ management and negotiate as part of the business combination that our existing officers and directors remain if it is believed to be in the best interests of the combined company after consummation of the business combination. Although we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you our assessment of these individuals will prove to be correct.

Because any target business with which we attempt to complete a business combination will be required to provide our stockholders with financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, the pool of prospective target businesses may be limited.

In accordance with the requirements of United States federal securities laws, in order to seek stockholder approval of a business combination, a proposed target business will be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards. To the extent a proposed target business does not have financial statements which have been prepared with, or which can be reconciled to, U.S. GAAP, and audited in accordance with U.S. GAAP, a likely possibility if we consider a business combination with a proposed target business operating in the general diversified industrial space, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses.

Because of our limited resources and the significant competition for business combination opportunities, including numerous companies with a business plan similar to ours, it may be more difficult for us to complete a business combination.

Based on publicly available information, more than 100 similarly structured blank check companies have completed initial public offerings since August 2003, and numerous others have filed registration statements. While some of these companies have specific industries in which they must identify a potential target business, a number of these companies may consummate a business combination in any industry and/or geographic location they choose. As a result, we may be subject to competition from these and other companies seeking to consummate a business combination within any of our target sectors, which, in turn, will result in an increased demand for privately-held companies in these industries. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies, and other entities, domestic and international, competing for the type of businesses that we may intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to the general diversified industrial space. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous target businesses that we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target acquisitions. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target acquisitions. Also, our obligation to convert into cash the shares of common stock in certain instances may reduce the resources available for a business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

We cannot assure you we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you we will be able to effectuate a business combination within the prescribed time period. If we are unable to consummate a business combination within the prescribed time period, we will be forced to liquidate.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with an unidentified target acquisition, we may be deemed to be a “blank check” company under the United States securities laws. However, since we anticipate our securities will be listed on the American Stock Exchange, a national securities exchange, and upon consummation of this offering we will have net tangible assets in excess of $5,000,000 and will at that time file a Current Report on Form 8-K with the SEC including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules, such as entitlement to all the interest earned on the funds deposited in the trust account. Because we are not subject to these rules, including Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances than we would if we were subject to such rule.

Since we have not yet selected any target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the business’ operations. Therefore, our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, including our officers, directors and others to source business transactions, some of whom may not continue with us following a business combination.

Because we have not yet identified a prospective target business, investors in this offering currently have no basis to evaluate the possible merits or risks of the target business. Although our management will evaluate the risks inherent in a particular target business, we cannot assure you they will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a target business. Except for the limitation that a target business have a fair market value of at least 80% of our net assets held in the trust account (net of taxes and amounts disbursed for working capital purposes and other than the portion representing our underwriters’ deferred discount) at the time of the acquisition, we will have virtually unrestricted flexibility in identifying and selecting a prospective business combination candidate. Investors will be relying on management’s ability to source business transactions, evaluate their merits, conduct or monitor diligence and conduct negotiations. Additionally, it is possible, following our initial business combination, that uncertainties in assessing the value, strengths and potential profitability of, and identifying the extent of all weaknesses, risks, contingent and other liabilities (including environmental liabilities) of, acquisition or other transaction candidates could cause us not to realize the benefits anticipated to result from a business combination. For a more complete discussion of our selection of a target business, see the section below entitled “Proposed Business—Effecting a Business Combination—We Have Not Identified a Target Business.”

We may issue shares of our capital stock to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 75,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 46,875,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares of common stock upon full exercise of our outstanding warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the effective date of the registration statement, we are likely to issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of our stockholders;
•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;
•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and
•	may adversely affect prevailing market prices for our common stock.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Proposed Business—Effecting a Business Combination—We Have Not Identified a Target Business.”

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition. Alternatively, we may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe the net proceeds of this offering and the private placement will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business to acquire, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the private placement prove to be insufficient for any reason, we will be required to seek additional financing. We cannot assure you any additional financing will be available to us on acceptable terms, if at all. To the extent additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, it is possible we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a proposed business combination, although we do not have any current intention to do so. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding a suitable business combination without securing additional financing. If we are unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would liquidate the trust account, resulting in a loss of a portion of your investment. Neither our sponsor nor any of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination. In the event we are able to secure financing, the incurrence of debt could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due, if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and interest, if any, if the debt security was payable on demand;
•	covenants that limit our ability to pay dividends on our common stock, to acquire capital assets or make additional acquisitions; and
•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

For a more complete discussion regarding the liquidation of our trust account if we cannot consummate a business combination, see “Proposed Business — Effecting a Business Combination — Liquidation if no Initial Business Combination.”

We will have only limited ability to evaluate the management of the target business.

While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company, which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various operational issues which may adversely affect our operations.

Our officers and directors will allocate some portion of their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. Our executive officers and directors are currently independent consultants or employed by other entities and are not obligated to devote any specific number of hours to our affairs. If other entities require them to devote more substantial amounts of time to their business and affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor. For a discussion of potential conflicts of interest that you should be aware of see the section below entitled “Management — Conflicts of Interest.”

We may engage in a business combination with one or more target businesses that have relationships or are affiliated with our sponsor, directors or officers, which may raise potential conflicts.

Other than with respect to the business combination, we have not adopted a policy that expressly prohibits our directors, officers, securityholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, we may engage in a business combination with one or more target businesses that have relationships or are affiliated (as defined in Rule 405 of the Securities Act) with our sponsor, directors or officers, which may raise potential conflicts. Also, the completion of a business combination between us and an entity owned by a business in which one of our directors or officers may have an interest could enhance their prospects for future business from such client. To minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity that is affiliated with our sponsor unless we obtain an opinion from an unaffiliated, independent third party appraiser, which may or may not be an investment banking firm that is a member of the Financial Industry Regulatory Authority, Inc., that the business combination is fair to our stockholders from a financial point of view. For a more detailed discussion of our management’s business affiliations and the potential conflicts of interest of which you should be aware, see the sections entitled “Management—Directors and Executive Officers” and “Transactions with Related Persons, Promoters and Certain Control Persons.”

Our officers and directors currently are, and may in the future become affiliated with additional entities that are, engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

None of our officers or directors have been or currently are a principal of, or affiliated or associated with, a blank check company. However, our officers and directors may in the future become affiliated with additional entities, including other “blank check” companies which may be engaged in activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties or other obligations. Some of our officers and directors have pre-existing fiduciary obligations to other businesses of which they are officers, directors or advisors. As set forth below, to the extent they identify business opportunities which may be suitable for the entities to which they owe a pre-existing fiduciary obligation, our officers and directors will honor those fiduciary obligations. Accordingly, they are prohibited from presenting opportunities to us that otherwise may be attractive to us unless the entities to which they owe a pre-existing fiduciary obligation (and any successors to such entities) have declined to accept such opportunities.

John B. Blystone, our co-Chairman, co-President and co-Chief Financial Officer, currently serves on the board of directors of Worthington Industries Inc. (NYSE: WOR). Worthington Industries specializes in steel processing, cylinder manufacturing and metal framing construction materials. Mr. Blystone has a pre-existing fiduciary duty to Worthington Industries which may require him to present acquisition opportunities to Worthington Industries that otherwise may be attractive to us unless Worthington Industries declines to accept such opportunities. We will not enter into a business combination with any operating company with which we or any of our officers, directors or affiliates have, in any capacity since our formation, engaged in discussions and negotiations with an intent to acquire such company.

Our sponsor currently owns shares of our common stock and thus may influence certain actions requiring a stockholder vote. Shares owned by our sponsor will not participate in the liquidation of the trust account and a conflict of interest may arise in determining whether a particular target business is appropriate for a business combination.

Upon consummation of our offering (including any exercise of the over-allotment option, in whole or in part), our sponsor will own 19.57% of our issued and outstanding common stock (assuming it does not purchase units in this offering). This ownership interest, together with any other acquisitions of our shares of common stock (or warrants which are subsequently exercised), could allow the sponsor to influence the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions after completion of our initial business combination. The interests of our sponsor and your interests may not always align and taking actions which require approval of a majority of our stockholders, such as selling our company, may be more difficult to accomplish.

Our sponsor has waived its right to receive distributions with respect to those shares of common stock upon our liquidation if we are unable to consummate a business combination. Additionally, our sponsor has agreed to purchase an aggregate of 2,750,000 warrants directly from us in a private placement transaction prior to the consummation of the offering at a purchase price of $1.00 per warrant for a total purchase price of $2.75 million. The shares of common stock acquired prior to this offering and any warrants owned by our sponsor will be worthless if we do not consummate a business combination. The personal and financial interests of our officers and our directors, some of whom control our sponsor, may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our officers’ discretion, and the discretion of our directors, in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest and as a result of such conflicts management may choose a target business that is not in the best interests of our stockholders.

The requirement that we complete a business combination by           , 2010 [24 months after the date of this prospectus] may give potential target businesses leverage over us in negotiating a business combination.

We will liquidate and promptly distribute only to our public stockholders the amount in our trust account (subject to our obligations under Delaware law for claims of creditors) plus any remaining net assets if we do not effect a business combination by             , 2010 [24 months after the date of this prospectus]. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target businesses may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any target business. This risk will increase as we get closer to the time limits referenced above.

The requirement that we complete a business combination by             , 2010 [24 months after the date of this prospectus] may motivate our officers and directors to recommend a business combination during that time period so that they may get their out-of-pocket expenses reimbursed.

Each of our officers and directors may receive reimbursement for out-of-pocket expenses incurred by him in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The funds for such reimbursement will be provided from the money not held in the trust account. In the event that we do not effect a business combination by             , 2010 [24 months after the date of this prospectus], then any expenses incurred by such individuals in excess of the money being held outside of the trust account will not be repaid as we will liquidate at such time. On the other hand, if we complete a business combination within such time period, those expenses will be repaid by the target business. Consequently, the financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

None of our officers or directors, or any of their affiliates, has ever been associated with a blank check company and their lack of experience could adversely affect our ability to consummate a business combination.

None of our officers or directors, or any of their affiliates, has ever been associated with a blank check company. Accordingly, you may not have sufficient information with which to evaluate the ability of our management team to identify and complete a business combination using the proceeds of this offering. Our management’s lack of experience in operating a blank check company could adversely affect our ability to consummate a business combination and could result in our having to liquidate our trust account. If we liquidate, our public stockholders could receive less than the amount they paid for our securities, causing them to incur significant financial losses.

Initially, we may only be able to complete one business combination, which will cause us to be solely dependent on a single asset or property.

The net proceeds from this offering and the private placement will provide us with approximately $118.2 million (excluding approximately $4.1 million held in the trust account which represents deferred underwriting discounts and commissions) which will be held in the trust account and may be used by us to complete a business combination. We currently have no restrictions on our ability to seek additional funds through the sale of securities or through loans. As a consequence, we could seek to acquire a target business that has a fair market value significantly in excess of 80% of the balance in the trust account (net of taxes payable and excluding the amount held in the trust account representing a portion of the underwriters’ discount). Although as of the date of this prospectus we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions, we could seek to fund such a business combination by raising additional funds through the sale of our securities or through loan arrangements. However, if we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination. Consequently, it is probable we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several assets or closely related operating businesses at the same time. However, should our management elect to pursue more than one acquisition of target businesses simultaneously, our management could encounter difficulties in consummating all or a portion of such acquisitions due to a lack of adequate resources, including the inability of management to devote sufficient time to the due diligence, negotiation and documentation of each acquisition. Furthermore, even if we complete the acquisition of more than one target business at substantially the same time, there can be no assurance that we will be able to integrate the operations of such target businesses. Accordingly, the prospects for our ability to effect our business strategy may be:

•	solely dependent upon the performance of a single business; or
•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Furthermore, since our business combination may entail the simultaneous acquisitions of several assets or operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their assets or businesses is contingent upon the simultaneous closings of the other acquisitions.

If we redeem our public warrants, the sponsor warrants, which are non redeemable, could provide the purchasers thereof with the ability to realize a larger gain than the public warrant holders.

The warrants held by our public warrant holders may be called for redemption at any time after the warrants become exercisable:

•	in whole and not in part;
•	at a price of $.01 per warrant;
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder;
•	if, and only if, the last sale price of the common stock equals or exceeds $13.75 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

In addition, we may not redeem the warrants (including those warrants to be sold to our sponsor in a private placement prior to this offering) unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption. As a result of the sponsor warrants not being subject to the redemption features that our publicly-held warrants are subject to, holders of the sponsor warrants, or their permitted transferees, could realize a larger gain than our public warrant holders in the event we redeem our public warrants.

Our initial stockholders paid an aggregate of $25,000, or approximately $.008 per share, for our 3,125,000 shares of common stock issued and outstanding prior to this offering and the private placement (assuming the over-allotment is not exercised) and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our initial stockholders acquired shares of our common stock at a nominal price, significantly contributing to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 31.3% or $3.13 per share (the difference between the pro forma net tangible book value per share of $6.87, and the initial offering price of $10.00 per unit), not including the effect of certain offering costs for which payment is deferred until consummation of as business transaction and assuming the over-allotment option has not been exercised.

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

In connection with this offering, we will be issuing warrants to purchase up to 12,500,000 shares of common stock. In addition, we will sell to the sponsor warrants to purchase up to 2,750,000 shares of common stock immediately prior to consummation of this offering. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of these warrants could make us a less attractive business combination vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares of common stock issued to complete the business combination. Therefore, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares of common stock underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

Although we intend to apply to have our securities quoted on the American Stock Exchange, as of the date of this prospectus, there is currently no market for our securities. Prospective stockholders therefore have no access to information about prior trading history on which to base their investment decision. Even if quoted on the American Stock Exchange, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established or sustained.

The American Stock Exchange may delist our securities, which could limit investors’ ability to transact in our securities and subject us to additional trading restrictions.

We will seek to have our securities approved for listing on the American Stock Exchange upon consummation of this offering. We cannot assure you that our securities will be listed and, if listed, will continue to be listed on the American Stock Exchange. Additionally, it is likely that the American Stock Exchange would require us to file a new initial listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements, at the time of our initial business combination. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

•	a limited availability for market quotations for our securities;
•	reduced liquidity with respect to our securities;
•	a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock;

•	limited amount of news and analyst coverage for our company; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

In addition, we would no longer be subject to American Stock Exchange rules, including rules requiring us to have a certain number of independent directors and to meet other corporate governance standards.

If our initial stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock, and the existence of the registration rights may make it more difficult to effect a business combination.

Our initial stockholders are entitled to require us to register the resale of their 3,593,750 shares of common stock (assuming the underwriters’ over-allotment option is exercised in full) at any time after the date on which its shares of common stock are released from escrow, which, except in limited circumstances, will not be before one year from the consummation of a business combination. Further, prior to the consummation of the offering, the sponsor will purchase in a private placement 2,750,000 sponsor warrants that are identical to the warrants being sold in this offering, except that, among other things, such sponsor warrants will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus. If all of the sponsor warrants are exercised, there will be an additional 2,750,000 shares of our common stock eligible for trading in the public market.

If all of the underlying warrants are also exercised, there will be an additional 15,250,000 shares of our common stock eligible for trading in the public market. The presence of these additional numbers of securities eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of the potential future effect their exercise may have on the trading market for our common stock.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements, and our activities may be restricted, which may make it difficult for us to complete a business combination, or we may be required to incur additional expenses if we are unable to liquidate after the expiration of the allotted time periods.

We do not believe our anticipated principal activities will subject us to the Investment Company Act of 1940, as amended. Companies that fall within the definition of an “investment company”, as set forth in Section 3 of the Investment Company Act of 1940, as amended, and the regulations thereunder, which we refer to as the 1940 Act, are subject to registration and substantive regulation under the 1940 Act. Companies that are subject to the 1940 Act that do not become registered are normally required to liquidate and are precluded from entering into transactions or enforceable contracts other than as an incident to liquidation. The basic definition of an “investment company” in the 1940 Act and related SEC rules and interpretations includes a company (1) that is, proposes to be, or holds itself out as being engaged primarily in investing, reinvesting or trading in securities (Section 3(a)(1)(A) of the 1940 Act); or (2) that has more than 40% of its assets (exclusive of U.S. government securities and cash items) in “investment securities,” (Section 3(a)(1)(C) of the 1940 Act) or (3) that is a “special situation investment company” (such as a merchant bank or private equity fund).

In order not to be regulated as an investment company under the 1940 Act, unless we can qualify for an exclusion, we must ensure we are engaged primarily in an initial business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities.” Our business will be to identify and consummate a business combination and thereafter to operate the acquired business or businesses for the long term. We do not plan to buy companies with a view to resale or profit from sale of the businesses. We do not plan to buy unrelated businesses or to be a passive investor. We do not believe our anticipated principal activities will subject us to the 1940 Act.

In order to avoid being deemed an “investment company”, the proceeds held in the trust account may be invested by the trust account agent only in United States “government securities” within the meaning of Section 2(a)(16) of the 1940 Act with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the 1940 Act. This offering is not intended for persons who are seeking a return on investments in government securities. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, liquidation and return of the funds held in this trust account to our public stockholders. If we are deemed to be an investment company under the 1940 Act, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•	additional expenses for which we have not budgeted.
•	restrictions on the nature of our investments; and
•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, which would require additional expenses for which we have not budgeted, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

The determination of the offering price of our units is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

In determining the price and other terms of this offering, management concluded, based on their collective experience, that an offering of this size, together with the proceeds of the private placement of the sponsor warrants, would provide us with sufficient equity capital to execute our business plan. Factors considered in determining the prices and terms of the offering and the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values within our selected industry profile;
•	our capital structure;
•	an assessment of our management and their experience in identifying and managing operating companies;
•	our belief that the aggregate gross proceeds raised in this offering will be sufficient to complete a desirable acquisition;
•	general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

We determined the size of this offering based on our beliefs concerning the capital that could be successfully raised given market conditions, our company’s business, our management team and other factors. With an equity base equivalent to the net proceeds of this offering and the private placement, and with access to the revolving line of credit, we believe we will have the ability to consider a broad range of potential target businesses possessing the scale of operations and developed infrastructure that will allow us to execute a business plan which will leverage our skills and resources. The determination of the offering price of our units and the valuation accorded to our company is more arbitrary than the pricing of securities for, or valuation of, operating companies in general.

Our directors may not be considered “independent” and we thus may not have the benefit of independent directors examining our financial statements and the priority of expenses incurred on our behalf subject to reimbursement.

Our sponsor and one of our directors hold an aggregate of 3,593,750 shares of common stock (all of which they purchased at our inception for a purchase price of approximately $.007 per share which includes 468,750 which are subject to forfeiture as described elsewhere in this prospectus ), which is significantly lower than the offering price. No salary or other compensation will be paid to our officers or directors for services rendered by them on our behalf prior to or in connection with a business combination. Although we believe that one (1) of the members of our board of directors are “independent” under the rules of the American Stock Exchange, because our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, it is likely that state securities administrators would take the position we do not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not any directors are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

We may not obtain an opinion from an unaffiliated third party as to the fair market value of the target acquisition or that the price we are paying for the business is fair to our stockholders.

We are not required to obtain an opinion from an unaffiliated third party that the target business we select has a fair market value in excess of 80% of our net assets held in the trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount) unless our board is not able to independently determine that a target business has a sufficient market value. We are also not required to obtain an opinion from an unaffiliated third party stating that the price we are paying is fair to stockholders unless there is a conflict of interest with respect to the transaction. If no opinion is obtained, our stockholders will be relying on the judgment or our board of directors.

Compliance with governmental regulations and changes in laws and regulations and risks from investigations and legal proceedings could be costly and could adversely affect operating results.

The general industrial sector is subject to regulation and intervention by governments throughout the world. A target business’ operations in the U.S. and internationally can be impacted by expected and unexpected changes in the legal and business environments in which we could operate, as well as the outcome of ongoing government and internal investigations and legal proceedings. Changes that could impact the legal environment include new legislation, new regulation, new policies, investigations and legal proceedings and new interpretations of the existing legal rules and regulations. In particular, additional restrictions on doing business in countries subject to sanctions, and changes in laws in countries identified by management for immediate focus. Changes that impact the business environment include changes in accounting standards, changes in tax laws or tax rates, the resolution of audits by various tax authorities, and the ability to fully utilize our tax loss carryforwards and tax credits. Compliance-related issues could limit our ability to do business in certain countries. These changes could have a significant financial impact on our future operations and the way we conduct, or if we conduct, business in the affected countries.

International and political events could adversely affect our results of operations and financial condition.

A significant portion of our post business combination revenue may be derived from non-United States operations, which exposes us to risks inherent in doing business in each of the countries in which we transact business. The occurrence of any of the risks described below could have a material adverse effect on our results of operations and financial condition.

Operations in countries other than the United States are subject to various risks peculiar to each country. With respect to any particular country, these risks may include:

•	expropriation and nationalization of our assets in that country;
•	political and economic instability;
•	civil unrest, acts of terrorism, force majeure, war, or other armed conflict;
•	natural disasters, including those related to earthquakes and flooding;
•	inflation;
•	currency fluctuations, devaluations, and conversion restrictions;
•	confiscatory taxation or other adverse tax policies;
•	governmental activities that limit or disrupt markets, restrict payments, or limit the movement of funds;
•	governmental activities that may result in the deprivation of contract rights; and
•	governmental activities that may result in the inability to obtain or retain licenses required for operation.

Due to the unsettled political conditions in many countries in which we may operate, our revenue and profits are subject to the adverse consequences of war, the effects of terrorism, civil unrest, strikes, currency controls, and governmental actions. Our facilities and our employees could come under threat of attack in some countries where we may operate. In addition, we may become subject to the risk related to loss of life of our personnel and our subcontractors in these areas. We are also subject to the risks that our employees, joint venture partners, and agents outside of the United States may fail to comply with applicable laws.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward looking statements. Such forward-looking statements include statements regarding, among others, (a) our expectations about possible business combinations, (b) our growth strategies, (c) our future financing plans, and (d) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “approximate,” “estimate,” “believe,” “intend,” “plan,” “budget,” “could,” “forecast,” “might,” “predict,” “shall” or “project,” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found in this prospectus. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, the events anticipated in the forward-looking statements may or may not occur.

Forward-looking statements are based on our current expectations and assumptions regarding our business, potential target businesses, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in local, regional, national or global political, economic, business, competitive, market (supply and demand) and regulatory conditions and the following:

•	our status as a development stage company;
•	our liquidation prior to a business combination;
•	the reduction of the proceeds held in the trust account due to third party claims;
•	our selection of a prospective target business or asset;
•	our issuance of our capital shares or incurrence of debt to complete a business combination;
•	listing or delisting of our securities from the American Stock Exchange or the ability to have our securities listed on the American Stock Exchange following our initial business combination;
•	our ability to consummate an attractive business combination due to our limited resources and the significant competition for business combination opportunities;
•	conflicts of interest of our officers and directors;
•	potential current or future affiliations of our officers and directors with competing businesses;
•	our ability to obtain additional financing if necessary;
•	the control by our sponsor of a substantial interest in us;
•	the adverse effect the outstanding warrants may have on the market price of our common shares;
•	the existence of registration rights with respect to the securities owned by our sponsor;
•	the lack of a market for our securities;
•	our being deemed an investment company;
•	our dependence on our key personnel;
•	our dependence on a single company after our business combination;

•	business and market outlook;
•	our growth as a whole;
•	environmental, permitting and other regulatory risks;
•	foreign currency fluctuations and overall political risk in foreign jurisdictions;
•	operating and capital expenditures by us and the various industrial sectors;
•	our competitive position;
•	outcomes of legal proceedings;
•	expected results of operations and/or financial position;
•	future effective tax rates; and
•	compliance with applicable laws.

These risks and others described under “Risk Factors” are not exhaustive.

Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it, and is expressly qualified in its entirety by the foregoing cautionary statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the sponsor warrants, will be as set forth in the following table:

	Without Over-Allotment Option	With Over-Allotment Option Exercised
Offering gross proceeds	$125,000,000	$143,750,000
Proceeds from sale of sponsor warrants	2,750,000	2,750,000
Total gross proceeds	$127,750,000	$146,500,000
Offering expenses(1)(2)
Underwriting discount (7% of offering gross proceeds)	$8,750,000	$10,062,500
Legal fees and expenses	350,000	350,000
Printing expenses	65,000	65,000
Accounting fees and expenses	50,000	50,000
SEC registration fee	7,723	7,723
FINRA filing fee	25,319	25,319
American Stock Exchange fees	85,000	85,000
Miscellaneous expenses	178,458	178,458
Initial trustee fees	1,000	1,000
Total offering expenses	$9,512,500	$10,825,000
Proceeds after offering expenses	$118,237,500	$135,675,000
Net offering proceeds held in the trust account for our benefit	$118,187,500	$135,625,000
Deferred underwriting discounts and commissions held in the trust account	$4,062,500	$4,671,875
Total held in the trust account	$122,250,000	$140,296,875
Net offering proceeds not held in the trust account	$50,000	$50,000
Working capital funded from net proceeds not held in the trust account and interest earned on monies held in trust(3)(4)
Legal and accounting expenses in connection with any business combination, due diligence of prospective target businesses, including fees for market research or consultants used to perform due diligence, if any, and reimbursement of out-of-pocket due diligence expenses incurred by our management team and other expenses associated with structuring, negotiating and documenting a business combination	$450,000	$450,000
Payment for office space, administrative and support services ($7,500 per month for up to 24 months)	180,000	180,000
Legal and accounting fees relating to SEC reporting obligations	150,000	150,000
Working capital to cover miscellaneous expenses(5)	1,020,000	1,270,000
Total	$1,800,000	$2,050,000

(1)	A portion of the offering expenses have been paid from the $125,000 advance we received from our sponsor. This advance will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.
(2)	These are estimates only. Our actual expenses for some or all of these items may differ from the estimates set forth herein.

(3)	The amount of net proceeds from this offering not held in trust will remain constant at $50,000 even if the underwriters’ over-allotment option is exercised. In addition, $1.75 million of interest income earned on the amounts held in the trust account (subject to the tax holdback described in this prospectus) will be available to us to pay for our working capital requirements ($2.0 million in the event the over-allotment option is exercised in full) potentially including the items described above. If the size of this offering is increased or decreased, it could result in an increase or decrease in the amount of interest we may withdraw from the trust account. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.
(4)	These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.
(5)	The miscellaneous expenses may include deposits or down payments for a proposed initial business combination, director and officer liability insurance premiums, brokers’ retainer fees, consulting fees, finders’ fees and fees payable to American Stock Transfer & Trust Company for serving as trustee and our transfer agent.

If the size of this offering is increased or decreased, it could result in an increase or decrease in the amount of interest we may withdraw from the trust account. Assuming a 20% increase in the size of this offering, the per-share conversion or liquidation rate could decrease by as much as approximately $0.03 (or $0.02 if the underwriters’ over-allotment option is exercised in full).

A total of approximately $122.3 million (or approximately $140.3 million if the underwriters’ over-allotment option is exercised in full), of the net proceeds from this offering and the sale of the sponsor warrants described in this prospectus, including $4.1 million (or approximately $4.7 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions will be placed in a trust account at JPMorgan Chase, N.A., maintained by American Stock Transfer & Trust Company, as trustee. Except for a portion of the interest income that may be released to us, or used to pay taxes, the proceeds held in trust will not be released from the trust account until the earlier of the completion of an initial business combination or our liquidation. All amounts held in the trust account that are not converted to cash or released to us as interest income, or used to pay taxes, will be released promptly upon closing of our initial business combination with one or more target businesses which collectively have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $4.1 million, or approximately $4.7 million if the underwriters’ over-allotment option is exercised in full and net of taxes payable) at the time of such business combination, subject to (i) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of our initial business combination, (ii) a majority of the outstanding shares of our common stock being voted in favor of the amendment to our amended and restated certificate of incorporation providing for our perpetual existence and (iii) public stockholders holding less than 30% of the shares sold in this offering electing to exercise their conversion rights, and subject to such deferred underwriting discount and commission having been paid to the underwriters. We will only consummate a business combination in which we become the controlling shareholder of the target. The key factor we will rely on in determining controlling shareholder status would be our acquisition of at least a majority of the voting control of the target company. We will not consider any transaction that does not meet such criteria. Upon release of funds from the trust account and after payment of the conversion price to any public stockholders who exercise their conversion rights, the underwriters will receive their deferred underwriting discounts and commissions, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs. If the initial business combination is paid for using stock or debt securities, we may use the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies, or for working capital.

We expect due diligence of prospective target businesses will be performed by some or all of the members of our management team and may include engaging market research firms and/or third party consultants. No compensation of any kind, including finders’ and consulting fees, will be paid to awarded to or earned by any of our sponsor, officers or directors, or to any of their respective affiliates, for services rendered prior to or in connection with the consummation of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review and approve all expense reimbursements made to our sponsor, officers or directors and their respective affiliates and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

We believe that amounts not held in trust as well as the interest income of up to $1.75 million earned on the trust account balance that may be released to us ($2.0 million in the event the over-allotment option is exercised in full) subject to the tax holdback (as described in more detail in this prospectus) will be sufficient to pay the costs and expenses to which such proceeds are allocated as well as any additional expenses that may be incurred by us in connection with this offering over and above the amounts specified in this “Use of Proceeds” section. This belief is based on the fact that in-depth due diligence will be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of an initial business combination. Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete any initial business combination, we believe that following the completion of this offering, it will take a significant amount of time to find a prospective target business and take all of the steps necessary to complete an initial business combination. We anticipate that, even at an (after tax) interest rate of 3% per annum, the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. Given the limited amount of time it will take to generate $1.75 million of interest on the trust account ($2.0 million in the event the over-allotment option is exercised in full), we anticipate receiving such interest income generally shortly after we incur working capital expenses. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, or if interest payments are not available to fund the expenses at the time we incur them, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us. If the size of this offering is increased or decreased, it could result in an increase or decrease in the amount of interest we may withdraw from the trust account. Assuming a 20% increase in the size of this offering, the per-share conversion or liquidation rate could decrease by as much as approximately $0.03 (or $0.02 if the underwriters’ over-allotment option is exercised in full). If our expenses exceed the amounts not held in the trust account and the interest income that may be released to us from the trust account (subject to the tax holdback described in this prospectus), such out-of-pocket expenses could not be reimbursed by us unless we consummate an initial business combination.

Since the role of our officers and directors after an initial business combination is uncertain, we have no current ability to determine what remuneration, if any, will be paid to current officers and directors after our initial business combination. Our officers and directors may, as part of any such combination, negotiate the repayment of some or all of the out-of-pocket expenses incurred by them that have not been reimbursed by us prior to the closing of our initial business combination. If the owners of the target business do not agree to such repayment, this could cause our officers and directors to view such potential initial business combination unfavorably and result in a potential conflict of interest. There is no limit on the amount of such expenses reimbursable by us to such persons. A public stockholder will be entitled to receive funds from the trust account only in the event of our liquidation if we fail to complete a business combination within the allotted time or if the public stockholder seeks to convert such shares into cash in connection with a business combination that the public stockholder voted against and that we actually complete. In no other circumstances will a public stockholder have any right or interest of any kind in or to funds in the trust account.

To the extent our capital stock is used in whole or in part as consideration to effect an initial business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products or services. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

As of the date of this prospectus, our sponsor has advanced to us a total of $125,000, a portion of which was used to pay certain expenses of this offering referenced in the line items above for the SEC registration fee, FINRA registration fee, American Stock Exchange fee and accounting and legal fees and expenses. This advance is non-interest bearing, unsecured and is due at the earlier of November 28, 2008 or the consummation of this offering. The loan will be repaid out of the proceeds of this offering not being placed in the trust account and interest released from the trust account.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States “governmental securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. Interest income earned on the trust account balance released to us to pay any tax obligations and, in addition, interest income earned of up to $1.75 million ($2.0 million in the event the over-allotment option is exercised in full, and in each case subject to the tax holdback described in this prospectus) on the trust account balance may be releasable to us from the trust account to fund working capital requirements.

On completion of our initial business combination, the underwriters will receive the deferred underwriters’ discounts and commissions held in the trust account. If we do not complete an initial business combination and the trustee must distribute the balance in the trust account, the underwriters have agreed (i) on our liquidation to forfeit any rights or claims to the deferred underwriting discounts and commissions, including any interest thereon, then in the trust account, and (ii) that the trustee is authorized to distribute the deferred underwriting discounts and commissions, together with any interest thereon, net of income taxes payable on such interest, to the public stockholders on a pro rata basis.

If the size of the offering should be increased or decreased, a stock split or reverse stock split of our common stock by us, as applicable, would be effectuated so that the number of shares of common stock owned by our initial stockholders after this offering will be equal to 20% of the total number of shares outstanding after this offering (assuming none of them purchase units in the offering).

DIVIDEND POLICY

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of our initial business combination. The payment of dividends in the future will depend on our revenues and earnings, if any, capital requirements and general financial condition after our initial business combination is completed. The payment of any dividends subsequent to our initial business combination will be within the discretion of our then-board of directors. It is the present intention of our board of directors to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus or the sponsor warrants and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the sponsor warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At December 3, 2007, our net tangible book value was a deficiency of $24,500, or approximately ($0.01) per share of common stock. After giving effect to the sale of 12,500,000 shares of common stock included in the units we are offering by this prospectus, the sale of the sponsor warrants and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at December 3, 2007 would have been $81,585,510, or $6.87 per share, representing an immediate increase in net tangible book value of $6.88 per share to the initial stockholders and an immediate dilution of $3.13 per share or approximately 31.3% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $36,674,990 less than it otherwise would have been because if we effect an initial business combination, the conversion rights to the public stockholders (but not our sponsor) may result in the conversion into cash of up to 30% of the aggregate number of the shares (minus one share) sold in this offering at a per-share conversion price equal to the amount in the trust account (a portion of which is made up of $4.1 million in deferred underwriting discounts and commissions) as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units or the sponsor warrants:

Public offering price		$10.00
Net tangible book value before this offering	$(0.01)
Increase attributable to new investors	6.88
Pro forma net tangible book value after this offering		6.87
Dilution to new investors		$3.13

The following table sets forth information with respect to our sponsor and the new investors:

	Shares Purchased		Total Consideration
	Number	Percentage(1)	Amount	Percentage(1)	Average Price Per Share
Initial stockholders	3,125,000	20.0%	$25,000	0.01%	$0.007
New investors(2)	12,500,000	80.0	125,000,000	99.99	$10.00
	15,625,000	100.0%	$125,025,000	100.00%

(1)	Assumes: (i) the sale of 12,500,000 units in this offering but not the exercise of 12,500,000 warrants to purchase shares of our common stock sold as part of such units, (ii) no exercise of the underwriters’ over-allotment option, and (iii) that 468,750 shares of our founders’ common stock have been forfeited as a result.
(2)	Does not include 2,750,000 shares of common stock issuable upon exercise of the warrants issued in the private placement.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(24,500)
Net proceeds from this offering and sale of sponsor warrants	122,300,000
Offering costs excluded from net tangible book value before this offering	47,500
Less: Deferred underwriters’ fee	(4,062,500)
Less: Proceeds held in trust subject to conversion to cash(2)	(36,674,990)
$81,585,510
Denominator:
Shares of common stock outstanding prior to this offering	3,125,000
Shares of common stock included in the units offered	12,500,000
Less: Shares subject to conversion	(3,749,999)
11,875,001

(1)	Assumes: (i) the sale of 12,500,000 units in this offering but not the exercise of 12,500,000 warrants to purchase shares of our common stock sold as part of such units, (ii) no exercise of the underwriters’ over-allotment option, and (iii) that 468,750 shares of our founders’ common stock have been forfeited as a result.
(2)	Does not include the deduction for the deferred underwriting discounts and commissions (approximately $0.325 per share or $4.1 million) which will be distributed to public stockholders if we do not complete our initial business combination.

CAPITALIZATION

The following table sets forth our capitalization at December 3, 2007 and as adjusted to give effect to the sale of our units, the sponsor warrants and the application of the estimated net proceeds derived from the sale of such securities:

	December 3, 2007
	Actual	As Adjusted(1)
Note payable(2)	$125,000	$—
Underwriting discount payable	—	4,062,500
Common stock, 0 and 3,749,999 shares of which are subject to possible conversion at conversion value(3)(4)	—	36,674,990
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	$—	$—
Common stock, $0.0001 par value, 75,000,000 shares authorized; 3,593,750(5) shares issued and outstanding; 11,875,001(6) shares issued and outstanding (excluding 3,749,999 shares subject to possible conversion), as adjusted	$359	$1,188
Additional paid-in capital	24,641	81,586,322
Deficit accumulated during the development stage	(2,000)	(2,000)
Total stockholders’ equity	$23,000	$81,585,510
Total capitalization	$148,000	$122,323,000

(1)	Includes the $2.75 million we will receive from the sale of the sponsor warrants.
(2)	Note payable to stockholder is a promissory note issued in the amount of $125,000 to our sponsor. The note is non-interest bearing and is payable on the earlier of November 28, 2008 or the consummation of this offering.
(3)	If we consummate our initial business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to 30% of the aggregate number of shares (minus one share) sold in this offering at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially approximately $9.78 per share, or approximately $9.76 per share if the over-allotment is exercised in full), before payment of deferred underwriting discounts and commissions and including interest, net of (i) any income taxes on such interest, and (ii) interest income previously released to us for working capital requirements, as of two business days prior to the consummation of our initial business combination, divided by the number of shares sold in this offering.
(4)	Assumes: (i) the sale of 12,500,000 units in this offering but not the exercise of 12,500,000 warrants to purchase shares of our common stock sold as part of such units and (ii) no exercise of the underwriters’ over-allotment option. In the event the underwriters’ over-allotment option is exercised in full, our initial stockholders will not forfeit an aggregate of 468,750 shares of their common stock.
(5)	Includes 468,750 shares of founders’ stock subject to forfeiture if the underwriters do not exercise their over-allotment option.
(6)	Assumes the over-allotment option has not been exercised and an aggregate 468,750 shares of founders’ stock has been forfeited.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Overview

We were formed on November 15, 2007, for the purpose of acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more businesses or assets. Our efforts in identifying a prospective target business will not be limited to a particular industry; however, we plan to leverage our management’s operational and transactional experience in general industrial sectors. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Accordingly, we cannot assure you we will be able to locate or enter into a business combination with a target business on favorable terms or at all.

We intend to effect an initial business combination using cash from the proceeds of this offering and the private placement of the sponsor warrants, our capital stock, debt or a combination of cash, stock and debt. We are seeking to raise $125.0 million in connection with this offering of our units and to deposit approximately $122.3 million in the aggregate (or approximately $140.3 million in the aggregate if the underwriters’ over-allotment option is exercised in full) into a trust account until we effect our initial business combination. The size of this offering was determined after taking into account previous experience of our management. We believe the amount to be held in trust after the consummation of this offering, when taken together with the interest income earned on the trust account, which we may withdraw, and any financing arrangements that we may enter into, will provide us with the flexibility to effect our initial business combination at a number of different price levels at or in excess of the value of the trust account.

The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce your equity interest in this offering;
•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;
•	may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;
•	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of our company; and
•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and interest, if any, if the debt security is payable on demand; and
•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering and the concurrent private sale of the sponsor warrants. Following this offering, we will not generate any operating revenues until after completion of our initial business combination, at the earliest. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of common stock to our initial stockholders, and an advance from our sponsor that is more fully described below. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $762,500 and underwriting discounts and commissions of $8,750,000 (or $10,062,500 if the underwriters’ over-allotment option is exercised in full) and (ii) the sale of the sponsor warrants for an aggregate purchase price of $2.75 million, will be approximately $118.2 million (or approximately $135.7 million if the underwriters’ over-allotment option is exercised in full). Approximately $122.3 million (or approximately $140.3 million if the underwriters’ over-allotment option is exercised in full), will be held in trust, which includes $4.1 million (or approximately $4.7 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions. The remaining $50,000 will not be held in trust.

We will use substantially all of the net proceeds of this offering in connection with acquiring one or more target businesses or assets, including identifying and evaluating prospective target businesses or assets, selecting one or more target businesses or assets, and structuring, negotiating and consummating the initial business combination. To the extent we use our capital stock in whole or in part as consideration for an initial business combination, the proceeds held in the trust account (less amounts paid to any public stockholders who exercise their conversion rights and deferred underwriting discounts and commissions paid to the underwriters) as well as any other net proceeds not expended prior to that time will be used to finance the operations of the target business or businesses. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations and for strategic acquisitions. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

Following consummation of this offering, we believe the funds available to us outside of the trust account, together with interest income of up to $1.75 million on the balance of the trust account to be released to us for working capital requirements ($2.0 million in the event the over-allotment option is exercised in full), in each case subject to the tax holdback described in this prospectus, will be sufficient to allow us to operate for at least the next 24 months, assuming an initial business combination is not completed during that time. If the size of this offering should be increased it could result in a proportionate increase in the amount of interest we may withdraw from the trust account. Assuming a 20% increase in the size of this offering, the per-share conversion or liquidation rate could decrease by as much as approximately $0.03 (or $0.02 if the underwriters’ over-allotment option is exercised in full). We expect our primary liquidity requirements during the next 24 months to include approximately $450,000 for expenses for the due diligence and investigation of a target business or businesses, as well as for legal, accounting and other expenses associated with structuring, negotiating and documenting an initial business combination; an aggregate of $180,000 for office space, administrative services and support payable to [ ], representing $7,500 per month for up to 24 months; $150,000 for legal and accounting fees relating to our SEC reporting obligations; and approximately $1,020,000 for general working capital that will be used for miscellaneous expenses (including directors and officers liability insurance), and reserves including additional expenses that may be incurred by us in connection with this offering over and above the amounts listed in the section entitled “Use of Proceeds.” We anticipate, even at an (after tax) interest rate of 3% per annum, the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. Given the limited amount of time it will take to generate $1.75 million of interest on the trust account ($2.0 million in the event the over-allotment option is exercised in full in each case subject to the tax holdback described in this prospectus), we anticipate receiving such interest income generally shortly after we incur working capital expenses. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, or if interest payments are not available to fund the expenses at the time we incur them, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable.

We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business prior to the consummation of our initial business combination. However, we will rely on the funds available to us outside of the trust account and interest earned of up to $1.75 million on the trust account (subject to the tax holdback described in this prospectus) to fund such expenditures and if our estimates of the costs of undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to convert into cash a significant number of shares of public stockholders voting against our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Related Party Transactions

As of the date of this prospectus, our sponsor has advanced on our behalf a total of $125,000 for payment of offering expenses. This advance is non-interest bearing, unsecured and is due at the earlier of November 28, 2008 or the consummation of this offering. The loan will be repaid out of the proceeds of this offering not placed in the trust account and interest income released to us from the trust account.

Our sponsor has committed to purchase an aggregate of 2,750,000 sponsor warrants at $1.00 per warrant (for a total purchase price of $2.75 million) from us. These purchases will take place on a private placement basis immediately prior to the consummation of this offering. The purchase price of the sponsor warrants has been determined to be the fair value of such warrants as of the purchase date.

PROPOSED BUSINESS

Introduction

We are a blank check company organized under the laws of the State of Delaware on November 15, 2007. We were formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, one or more businesses or assets. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not currently have any specific business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussion, formal or otherwise, with respect to such a transaction. Our efforts in identifying a prospective target business will not be limited to a particular industry; however, we plan to leverage our collective experience in general industrial sectors. We will focus on industries and target businesses we believe will provide significant opportunity for growth.

Competitive Advantages

We believe that we possess several competitive advantages to source, evaluate and execute a business combination. We believe that the background, operating history and experience of our management team will provide us access to a broad spectrum of business combination opportunities and positions us to improve upon the operational and financial performance of a target business. Specifically, we believe we have the following competitive advantages:

  Management Expertise

Our management team possesses a substantial level of public market execution, financial and strategic advisory, capital raising and operational experience as managers, operators and advisors. We will seek to capitalize on the significant experience and contacts of our officers and directors, particularly of John B. Blystone and Mark C. Davis who will serve as co-Presidents, co-Chairmen and co-Chief Financial Officers.

Mr. Blystone has over 20 years of experience running businesses in a variety of industrial sectors, including nine years as Chairman, President and Chief Executive Officer of SPX Corporation, a global provider of technical and industrial products, systems and services, flow technology and service solutions (December 1995 to December 2004) and four years in various senior managerial roles at General Electric (1991 to 1995). Mr. Blystone's experience includes implementing a variety of growth and value-enhancing strategies, including portfolio repositioning via acquisitions and divestitures and operational restructuring to improve business performance.

While at SPX, Mr. Blystone led the designing and execution of the repositioning of the company from an automotive supplier into a global, multi-industry company, growing revenues by an average of 10% per year and resulting in the share price of SPX common stock increasing approximately 400% over the duration of Mr. Blystone’s leadership, compared to a 96% increase for the S&P 500 over the same period. Also during his tenure, SPX made in excess of 75 acquisitions totaling approximately $6.0 billion, as well as made more than $3.0 billion in divestitures. He oversaw the $1.8 billion acquisition of General Signal Corporation in 1998, which added platforms such as process equipment, electrical products and networking technology to SPX and brought approximately $1.0 billion of annual sales to its base of approximately $900 million annual sales in 1997. Mr. Blystone also oversaw a rapid restructuring at General Signal, delivering significant cost savings and margin improvement. In 2001, Mr. Blystone further expanded SPX’s portfolio to include proprietary engineered and flow technology products via the acquisition of United Dominion Industries for $2.0 billion. This acquisition added $2.4 billion of annual sales to SPX’s base of $2.7 billion annual sales in 2000 and diversified SPX’s geographic sales mix. Mr. Blystone continued to pursue a growth strategy for SPX throughout his tenure as CEO, reshaping the business portfolio further by acquiring 49 companies from 2001 through 2004 while divesting 16 companies during the same time period.

Prior to his tenure at SPX, Mr. Blystone had a distinguished career at General Electric where he also had significant managerial and operational successes. From 1994 to 1995, Mr. Blystone served in various senior operating roles, including President and Chief Executive Officer of Nuovo Pignone, a designer and manufacturer of industrial compressors and other industrial equipment and products, and President and Chief

Executive Officer of Europe Plus Pole, both GE Power Systems companies. While at Nuovo Pignone, immediately following its acquisition by GE, Mr. Blystone was responsible for its integration into the GE portfolio of operating companies, driving operational improvements and significantly reducing the cost structure. From 1991 through 1994, Mr. Blystone was Vice President and General Manager of the GE Superabrasives Materials business and was responsible for improving the competitiveness of the business by implementing significant technological process changes.

Mr. Blystone has served on numerous boards, including Worthington Industries Inc. (NYSE: WOR) from 1998 through the present, EGS Electrical Group, LLC, a joint venture between SPX and Emerson Electric, from 1997 to 2004, and InRange (NASDAQ: INRG) where he was Chairman from 2000 through 2003. Mr. Blystone was also a member of the International Advisory Board of Stern Stewart & Co. from 1999 to 2002. Mr. Blystone graduated from the University of Pittsburgh in 1975 with a B.S. in Mathematics and Economics.

Mark C. Davis has over 20 years of experience as an investment banker, having advised clients on over $200 billion of mergers, acquisitions and divestitures. His origination, structuring and negotiation experience is across a broad range of sectors, including general industrial, consumer products, paper and forest products, metals and mining, aerospace and defense, utilities and telecommunications.

From August, 2006 until May 2007, Mr. Davis was a Managing Director with Gleacher Partners LLC, where he focused on advising clients with respect to mergers and acquisitions. From 1996 through February 2003, Mr. Davis held various executive positions with JPMorgan Chase, including serving as Vice Chairman of Investment Banking and Chairman of the Merger and Acquisition Group until his departure. Prior to that, he served as Co-Head of Investment Banking Coverage and Head of General Industry Investment Banking. Before that, he served as Head of the Merger and Acquisition Group for The Chase Manhattan Corporation prior to and during its merger with J.P. Morgan & Co. Incorporated. From 1989 to 1996, Mr. Davis worked at Salomon Brothers, Inc., where he served in a variety of positions, including Co-Head of the Merger and Acquisition Group until his departure in 1996. Prior to Salomon, Mr. Davis was a Vice President in Investment Banking at Kidder, Peabody & Co.

Mr. Blystone and Mr. Davis have known each other since 1998 and worked together extensively on several transactions, including SPX’s $1.8 billion acquisition of General Signal Corporation and $1.9 billion acquisition of United Dominion Industries.

The future role of members of our management team, if any, in the target business or businesses cannot presently be stated with any certainty. While it is possible one or more of our officers or directors will remain associated in some capacity with us following our initial business combination, it is unlikely any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you members of our management team will have significant experience or knowledge relating to the operations of the particular target business or businesses.

  Established Deal Sourcing Network

Our management team has developed and maintained a broad and diverse network of professional contacts which we intend to utilize to identify potential business combinations. These established relationships include, among others, industry entrepreneurs, executives and board members at various public and private companies, private equity and venture capital firms, business brokers, investment bankers, consultants, commercial bankers, attorneys and accountants. We believe this network will be of significant assistance in helping us identify potential business combination targets. Our officers and directors may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as by attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the track record and business relationships of both Mr. Blystone and Mr. Davis, our co-Presidents, co-Chairmen and co-Chief Financial Officers.

  Status As A Public Company

We believe our structure will make us an attractive business combination partner to potential target businesses. As an existing public company, we will offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock. We believe target businesses will find this path to be less expensive, and offer greater certainty of becoming a public company than the typical initial public offering process. In an initial public offering, there are typically expenses incurred in marketing, roadshow and public reporting efforts that will likely not be present to the same extent in connection with a business combination with us. Furthermore, once a proposed business combination is approved by our stockholders and the transaction is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions that could prevent the offering from occurring. Once public, we believe the target business would have greater access to capital and additional means of creating management incentives that are better aligned with stockholders’ interests than it would as a private company. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

  Strong Financial Position and Flexibility

With a trust account initially in the amount of $122.3 million and a public market for our common stock, we offer a target business a variety of options to facilitate a business combination and fund growth and expansion of business operations. Because we are able to consummate a business combination using the cash proceeds of this offering and the private placement of the sponsor warrants, our capital stock, debt or a combination of the foregoing, we have the flexibility to use an efficient structure allowing us to tailor the consideration to be paid to the target business to address the needs of the parties. However, if our business combination requires us to use substantially all of our cash to pay the purchase price, we may need to arrange third party financing to help fund our business combination. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Accordingly, our flexibility in structuring a business combination will be subject to these contingencies.

  Operational Expertise

Although we will attempt to identify targets with an experienced management team able to continue to grow the business, the background of our management, specifically Mr. Blystone, provides us with an ability that other blank check companies may not have, which is to provide operational leadership as necessary.

Acquisition Criteria and Business Strategy

We have identified the following criteria and guidelines that we believe are important in evaluating prospective target businesses. We will consider use of these criteria and guidelines in evaluating acquisition opportunities. We may, however, decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

•	Established companies with positive cash flow. We will seek to acquire established companies with a history of strong operating and financial results. We will typically focus on companies with stable profit margins, strong free cash flow generation and recurring revenues, with low capital expenditure and working capital requirements.
•	Leading competitive position in industry. We will seek to acquire businesses that have developed leading positions within their respective markets, are well positioned to capitalize on growth opportunities and operate in industries with appealing fundamentals, including significant barriers to entry, positive growth prospects or consolidation opportunities, which may help to protect their market position and profitability. We will seek to acquire businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability. The factors we will consider include, but are not limited to, product quality, customer loyalty, cost impediments associated with customers switching to competitors, intellectual property protection, brand positioning and capitalization.
•	Strong and experienced management team. We will seek to acquire businesses that have experienced management teams with a proven track record for delivering revenue growth and profitability through strategic business management and effective team building. We intend to work in partnership with target management and provide financial and strategic resources to allow them to continue to execute on their business plan.

•	Diversified customer and supplier base. We intend to pursue businesses that have a diverse set of customer and supplier relationships and serve a wide variety of end-users. We believe this strategy increases the likelihood of a target’s management ability to execute its business objectives while minimizing the downside risks that may result from economic downturns, industry consolidation, changing consumer preferences, supply chain disruptions and other factors that may negatively impact customers, suppliers or competitive landscape.

Effecting a Business Combination

  General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to utilize the cash proceeds of this offering and the private placement of the sponsor warrants, our capital stock, debt or a combination of these as the consideration to be paid in an initial business combination. While substantially all of the net proceeds of this offering and the private placement of the sponsor warrants are allocated to completing an initial business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, prospective investors will at the time of their investment in us not be provided an opportunity to evaluate the specific merits or risks of one or more target businesses. If we engage in an initial business combination with a target business using our capital stock and/or debt financing as the consideration to fund the combination, proceeds from this offering and the private placement of the sponsor warrants will then be used to undertake additional business combinations or to fund the operations of the target business on a post-combination basis. We may seek to effect an initial business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

We do not have any specific initial business combination under consideration and we have not, nor has anyone on our behalf, contacted or been contacted by any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable business combination candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

Prior to completion of an initial business combination, we will seek to have all vendors, prospective target businesses or other entities, which we refer to as potential contracted parties or a potential contracted party, that we engage, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. If a potential contracted party were to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that refused to execute a waiver would be the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services willing to provide the waiver. If a potential contracted party refuses to execute such a waiver, John B. Blystone and Mark C. Davis, our co-Chairmen, co-Presidents and co-Chief Financial Officers, will be liable to cover the potential claims made by such party against the trust account for services rendered and goods sold, in each case to us.

However, the agreement entered into by Messrs. Blystone and Davis specifically provides for two exceptions to this indemnity, and there will be no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, there is no guarantee that vendors, prospective target businesses or other entities will execute such waivers, or even if they execute such waivers that they would be prevented from bringing claims against the trust account, including but not limited to fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to seek recourse against our assets, including the funds held in the trust account. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming tortious interference as a result of our initial business combination. In addition, the indemnification provided by Messrs. Blystone and Davis is limited to claims by vendors that do not execute such waivers as described above. Claims by target businesses or other entities and vendors that execute such agreements would not be indemnified by our sponsor. Based on representations made to us by Messrs. Blystone and Davis, we currently believe they have substantial means and are capable of funding a shortfall in our trust account to satisfy foreseeable indemnification obligations, but we have not asked Messrs. Blystone and Davis for any security or funds for such an eventuality. We will enforce our rights under these indemnification arrangements against Messrs. Blystone and Davis, but despite our belief, we cannot assure you they will be able to satisfy those obligations. The indemnification obligations may be substantially higher than they currently foresee or expect and/or their financial resources may deteriorate in the future. As a result, the steps outlined above may not effectively mitigate the risk of creditors’ claims reducing the amounts in the trust account.

Subject to the requirement that a target business or businesses have a collective fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $4.1 million, or approximately $4.7 million if the underwriters’ over-allotment option is exercised in full and net of taxes payable) at the time of our initial business combination, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete an initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

  Sources of Target Businesses

We anticipate that potential target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. Payment of finders’ fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. Although it is possible that we may pay finders’ fees in the case of an uncompleted transaction, we consider this possibility to be extremely remote. In no event, however, will our sponsor, officers or directors, or any of their respective affiliates, be paid any finder’s fee, consulting fee or other compensation prior to, or with respect to the initial business combination (regardless of the type of transaction that it is).

  Selection of a Target Business and Structuring of an Initial Business Combination

Subject to the requirement that our initial business combination must be with a target business or businesses with a collective fair market value that is at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $4.1 million, or approximately $4.7 million if the underwriters’ over-allotment option is exercised in full and net of taxes payable) at the time of such initial business combination, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. Our efforts in identifying a prospective target business will not be limited to a particular industry; however, we plan to leverage our management’s operational and transactional experience in general industrial sectors. We will only consummate a business combination in which we become the controlling shareholder of the target.

The key factor we will rely on in determining controlling shareholder status would be our acquisition of at least 50.1% of the voting equity interests of the target company. We will not consider any transaction that does not meet such criteria.

We have not established any other specific attributes, criteria (financial or otherwise) or guidelines for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including, but not limited to, one or more of the following:

•	financial condition and results of operations;
•	expected returns on the investment;
•	growth potential;
•	brand recognition and potential;
•	industry leadership, sustainability of competitive position and attractiveness of product offerings of target businesses;
•	experience and skill of management and availability of additional personnel;
•	capital requirements;
•	stage of development of the business and its products or services;
•	existing distribution arrangements and the potential for expansion;
•	degree of current or potential market acceptance of the products or services;
•	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;
•	impact of regulation on the business;
•	regulatory environment of the industry;
•	seasonal sales fluctuations and the ability to offset these fluctuations through other business combinations, introduction of new products or product line extensions; and
•	costs associated with effecting the initial business combination;

These criteria are not intended to be all-inclusive. We may enter into our initial business combination with a target business that does not meet these criteria or guidelines. Any evaluation relating to the merits of a particular business combination may be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management to our business objectives. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, as well as review of financial and other information which will be made available to us. Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may affect the applicable target business, or that factors outside the control of the target business and outside of our control will not later arise. If our diligence fails to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and may not have an immediate impact on our liquidity, reporting charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

We will seek to acquire a business whose operations can be improved and enhanced with our capital resources and where there are substantial opportunities for both organic and acquisition growth.

The time required to select and evaluate a target business and to structure and complete the initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which an initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

  Fair Market Value of Target Business or Businesses

The initial target business or businesses with which we combine must have a collective fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $4.1 million, or approximately $4.7 million if the underwriters’ over-allotment option is exercised in full and net of taxes payable) at the time of such initial business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions and net of taxes payable) at the time of such initial business combination. We may seek to consummate an initial business combination with an initial target business or businesses with a collective fair market value in excess of 80% of the balance in the trust account. However, we would likely need to obtain additional financing to consummate such an initial business combination and have not taken any steps to obtain any such financing.

The minimum target size described above provides investors and our officers and directors with greater certainty as to the fair market value that a target business or businesses must have in order to qualify for our initial business combination. The determination of net assets requires an acquiring company to have deducted all liabilities from total assets to arrive at the balance of net assets. Given the ongoing nature of legal, accounting and other expenses that will be incurred immediately before and at the time of an initial business combination, the balance of an acquiring company’s total liabilities may be difficult to ascertain at a particular point in time with a high degree of certainty. Accordingly, we have determined to use the valuation threshold of 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions of $4.1 million, or approximately $4.7 million if the underwriters’ over-allotment option is exercised in full and net of taxes payable) for the fair market value of the target business or businesses with which we combine so that our officers and directors will have greater certainty when selecting, and our investors will have greater certainty when voting to approve or disapprove, a proposed initial business combination that the target business or businesses will meet the minimum valuation criterion for our initial business combination.

The fair market value of a target business or businesses will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, the values of comparable businesses, earnings and cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority with respect to the satisfaction of such criterion. We expect that any such opinion would be included in our proxy soliciting materials furnished to our stockholders in connection with our initial business combination, and that such independent investment banking firm will be a consenting expert. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if our board of directors independently determines that the target business or businesses has sufficient fair market value to meet the threshold criterion unless we seek to acquire or merge with a registered broker-dealer. Furthermore, we will not be required to obtain an opinion as to whether our initial business combination is fair to our public stockholders. Our board will make its decision with respect to an acquisition consistent with its fiduciary obligations to all stockholders and, consequently, will consider those factors concerning the proposed acquisition that it deems relevant in reaching an informed decision.

  Lack of Business Diversification

Because our initial business combination must be with one or more target businesses whose collective fair market value is at least equal to 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $4.1 million, or approximately $4.7 million if the underwriters’ over-allotment option is exercised in full, and net of taxes payable) at the time of such business combination, while we expect to complete only a single business combination achieving the 80% threshold, although this may entail a simultaneous combination with one or more businesses or assets at the same time. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, in the proxy solicitation materials distributed to our stockholders in connection with our initial business combination we may be required to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically.

A simultaneous combination with several target businesses also presents logistical issues such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the business could fall below the required fair market value threshold of 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $4.1 million, or approximately $4.7 million if the underwriters’ over-allotment option is exercised in full, and net of taxes payable).

Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating an initial business combination with only a single entity, our lack of diversification may subject us to negative economic, competitive and regulatory developments.

  Limited Ability to Evaluate the Target Business’ Management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting an initial business combination with that business, we cannot assure you our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible one or more of our executive officers or directors will remain associated in some capacity with us following an initial business combination, it is unlikely any of them will devote their full efforts to our affairs subsequent to an initial business combination. Moreover, we cannot assure you members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

Following an initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

  Opportunity for Stockholder Approval of Business Combination

Prior to the completion of an initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the business combination is such as would not ordinarily require stockholder approval under applicable state law. In connection with any such transaction, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend our corporate life to continue perpetually following the consummation of an initial business combination will be taken only if the initial business combination is approved. We will only consummate an initial business combination if stockholders vote both in favor of such business combination and the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence.

In connection with seeking stockholder approval of an initial business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

In connection with the vote required for our initial business combination and our perpetual existence, our initial stockholders have agreed to vote their common stock acquired prior to this offering and the private placement in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, they have agreed to waive their rights to participate in any liquidation distribution with respect to such common stock. In addition, our sponsor and each of our officers and directors has agreed that if they acquire common stock in or following this offering, they will vote allsuch acquired shares in favor of the initial business combination and our perpetual existence. As a result, they will not be able to exercise the conversion rights described below with respect to any of our shares that they may acquire prior to, in or after this offering.

None of our sponsor, nor, to our knowledge, any of our officers, directors or any of their affiliates, has any current intention to purchase additional securities other than as disclosed in this prospectus.

  Conversion Rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the initial business combination, elects to have such shares converted and the initial business combination is approved and completed. Our initial stockholders will not have such conversion rights with respect to the founders’ common stock or any other shares of common stock owned by them, directly or indirectly. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, a public stockholder who owns 15% of the shares sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their shares). By limiting a stockholder’s ability to convert only 10% of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction.

The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including interest, net of (i) income taxes on such interest and (ii) interest income of up to $1.75 million previously released to us to fund our working capital requirements ($2.0 million in the event the over-allotment option is exercised in full), calculated as of two business days prior to the consummation of the proposed initial business combination, divided by the number of shares sold in this offering. The initial per-share conversion price would be approximately $9.78, or $0.22 less than the per-unit offering price of $10.00.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and no later than the business day immediately preceding the vote being taken with respect to a proposed initial business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the initial business combination and the initial business combination is approved and completed. In addition, no later than the business day immediately preceding the vote on the business combination, the stockholder must present written instructions to our transfer agent stating that the stockholder wishes to convert its shares into a pro rata share of the trust account and confirming that the stockholder has held the shares since the record date and will continue to hold them through the stockholder meeting and the close of the initial business combination. We may require public stockholders to tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/ Withdrawal At Custodian) System no later than the business day immediately preceding the vote on the business combination. The proxy solicitation materials we will furnish to stockholders in connection with the vote for any proposed initial business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. The requirement for physical or electronic delivery prior to the stockholder meeting is two-fold. First, it ensures that a converting stockholder’s election to convert is irrevocable once the business combination is approved and second, it ensures that we will know the amount of the proceeds we will be able to use to consummate the business combination. Traditionally, in contrast to the requirement for physical or electronic delivery prior to the stockholder meeting, in order to perfect conversion rights in connection with a blank check company’s initial business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation in consideration for the conversion price. Thus, we would not have any control over the process and the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would survive past the consummation of the business combination until the converting holder delivered his certificate for conversion at the conversion price or such stockholder sold his shares in the open market.

If we elect to require physical delivery of the share certificates, we would expect stockholders would have to comply with the following steps. If the shares are held in street name, stockholders must instruct their account executive at the stockholders’ bank or broker to withdraw the shares from the stockholders’ account and request that a physical certificate be issued in the stockholders’ name. Our transfer agent will be available to assist with this process. The delivery process is within the stockholder’s control and, whether he is a record holder or his shares are held in “street name,” should be able to be accomplished by the stockholder in a matter of hours simply by contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC system. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than anticipated to obtain a physical stock certificate. Accordingly, we will only require stockholders to deliver their certificates prior to a vote if, in accordance with AMEX’s proxy notification recommendations, the stockholders receive the proxy solicitation materials at least twenty days prior to the meeting. Certificates that have not been tendered in accordance with these procedures by the day prior to the stockholder meeting will not be converted into cash. In the event a stockholder tenders his or her shares and decides prior to the stockholder meeting that he or she does not want to convert his or her shares, the stockholder may withdraw the tender. In the event a stockholder tenders shares and our initial business combination is not completed, these shares will not be converted into cash and the physical certificates representing these shares will be returned to the stockholder.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker approximately $35, and it would be up to the broker to decide whether to pass this cost on to the converting stockholder. However, this fee would be incurred whether or not we require stockholders seeking to exercise their conversion rights to tender their shares prior to the meeting as the need to deliver the shares is a requirement of conversion whenever such delivery must be effectuated. Accordingly, this would not result in any increased cost to stockholders when compared to the traditional process.

The steps outlined above will make it more difficult for our stockholders to exercise their conversion rights. In the event that it takes longer than anticipated to obtain a physical certificate, stockholders who wish to convert may be unable to obtain physical certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares.

If a stockholder votes against the initial business combination but fails to properly exercise its conversion rights, such stockholder will not have its shares of common stock converted to itspro rata distribution of the trust account. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a stockholder delivers his certificate for conversion and subsequently decides prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to public stockholders who elect conversion will be distributed promptly after completion of our initial business combination. Public stockholders who convert their stock into their share of the trust account will retain any warrants they still hold.

We will not complete our proposed initial business combination if public stockholders owning 30% or more of the shares sold in this offering exercise their conversion rights. The initial conversion price will be approximately $9.78 per share. As this amount may be lower than the $10.00 per unit offering price, and it may be less than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

If a vote on an initial business combination is held and the initial business combination is not approved, we may continue to try to consummate an initial business combination with a different target until 24 months after the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. Those public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event the initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation.

  Liquidation If No Initial Business Combination

Our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, will provide that we will continue in existence only until 24 months after the date of this prospectus. This provision may not be amended except in connection with the consummation of our initial business combination. If we have not completed an initial business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). Instead, we will notify the Delaware Secretary of State in writing on the termination date that our corporate existence is ceasing, and include with such notice payment of any franchise taxes then due to or assessable by the state. We view this provision terminating our corporate life by 24 months after the date of this prospectus as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of our initial business combination.

If we are unable to complete an initial business combination within 24 months after the date of this prospectus, as soon as practicable thereafter, we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after our expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within ten years after such date. Payment or reasonable provision for payment of claims will be made in the discretion of the board of directors based on the nature of the claim and other factors deemed relevant by the board of directors. Claims may be satisfied by direct negotiation and payment, purchase of insurance to cover the claim(s), setting aside money as a reserve for future claims, or otherwise as determined by the board of directors in its discretion. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Any remaining assets will be available for distribution to our stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. We will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per-share distribution from the trust account could be less than $9.78 due to claims or potential claims of creditors. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below).

We will continue in existence only until 24 months after the date of this prospectus. In the event we are unable to consummate a business combination, we will notify the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than ten business days to effectuate such distribution. Our initial stockholders have waived their right to participate in any liquidation distribution with respect to their common stock. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We expect all costs and expenses associated with implementing our plan of distribution will be funded from amounts remaining out of the $50,000 of proceeds held outside the trust account and from the $1.75 million in interest income on the balance of the trust account that will be released to us to fund our working capital requirements ($2.0 million in the event the over-allotment option is exercised in full), in each case subject to the tax holdback described in this prospectus. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of distribution, John B. Blystone and Mark C. Davis, our co-Chairmen, co-Presidents and co-Chief Financial Officers, have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than $15,000) and have agreed not to seek repayment for such expenses.

If we are unable to complete an initial business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $9.78, or $0.22 less than the per-unit offering price of $10.00. The per share liquidation price includes $4.1 million in deferred underwriting discounts and commissions (or approximately $4.7 million if the underwriters’ over-allotment option is exercised in full) that would also be distributable to our public stockholders.

The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public stockholders. John B. Blystone and Mark C. Davis, our co-Chairmen, co-Presidents and co-Chief Financial Officers, have agreed they will be liable to ensure the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, the agreement entered into by such parties specifically provides for two exceptions to this indemnity and there will be no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Based upon representations from Messrs. Blystone and Davis as to accredited investor status (as such term is defined in Regulation D under the Securities Act) and that they have sufficient funds available to satisfy their indemnification obligations, we believe they will be able to satisfy any indemnification obligations that may arise given the limited nature of the obligations and we will enforce our rights under these indemnification arrangements against Messrs. Blystone and Davis. However, in the event Messrs. Blystone and Davis have liability to us under these indemnification arrangements, we cannot assure you they will have the assets necessary to satisfy those obligations. Accordingly, the actual per-share liquidation price could be less than $9.78, plus interest, due to claims of creditors. Additionally, if we file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $9.78 per share.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and our liquidation or if they seek to convert their respective shares into cash upon an initial business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

If we file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our public stockholders. Furthermore, because we intend to distribute to our public stockholders the proceeds held in the trust account promptly after 24 months after the date of this prospectus, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached its fiduciary duties to our creditors and/or having acted in bad faith, and thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

  Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation, which will be in effect upon the consummation of this offering will set forth certain requirements and restrictions relating to this offering that apply to us until the consummation of our initial business combination. Specifically, our amended and restated certificate of incorporation will provide, among other things, that:

•	prior to the consummation of our initial business combination, we will submit such business combination to our stockholders for approval even if the nature of the business combination is such as would not ordinarily require stockholder approval under applicable state law;
•	we may consummate the initial business combination only if (i) the initial business combination is approved by a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting, (ii) the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by a majority of the outstanding shares of our common stock and (iii) public stockholders owning no more than 30% of the shares (minus one share) sold in this offering vote against the initial business combination and exercise their conversion rights;
•	if our initial business combination is approved and consummated, public stockholders who voted against the initial business combination and exercised their conversion rights will receive their pro rata share of the trust account;
•	if our initial business combination is not consummated within 24 months after the date of this prospectus, then our existence will terminate and we will distribute all amounts in the trust account and any net assets remaining outside the trust account on a pro rata basis to all of our public stockholders;

•	upon the consummation of this offering, approximately $122.3 million, or approximately $140.3 million if the underwriters’ over-allotment option is exercised in full (including $4.1 million (or approximately $4.7 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions) shall be placed into the trust account;
•	we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination;
•	prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on a business combination; and
•	the audit committee will review and approve all payments made to our sponsor, officers, directors and our and their affiliates, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

Our amended and restated certificate of incorporation will require that prior to the consummation of our initial business combination we obtain unanimous consent of our stockholders to amend these provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ statutory rights to amend the corporate charter. In that case, these provisions could be amended without unanimous consent, and any such amendment could reduce or eliminate the protection these provisions afford to our stockholders. However, we view all of the foregoing provisions as obligations to our stockholders. Neither we nor our board of directors will propose any amendment to these provisions, or support, endorse or recommend any proposal that stockholders amend any of these provisions at any time prior to the consummation of our initial business combination (subject to any fiduciary obligations our management or board may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that not less than 30% of the shares (minus one share) sold in this offering have the ability to be converted to cash by public stockholders exercising their conversion rights and that, despite such conversions, the business combination may still proceed.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	Approximately $122.3 million of the net offering proceeds and proceeds from the sale of the sponsor warrants, including the $4.1 million in deferred underwriting discounts and commissions, will be deposited into a trust account at JPMorgan Chase, N.A., maintained by American Stock Transfer & Trust Company, as trustee.	Approximately $100 million of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interest in the account.
Investment of net proceeds	The $122.3 million of the net offering proceeds, held in trust will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Receipt of interest on escrowed funds	Interest on proceeds from the trust account that may be paid to stockholders in connection with our initial business combination or our liquidation is reduced by (i) any taxes paid or due on the interest generated and, only after such taxes have been paid or funds sufficient to pay such taxes have been set aside, (ii) up to $1.75 million that can be used for working capital purposes ($2.0 million in the event the over-allotment option is exercised in full), in each case subject to the tax holdback described in this prospectus, and (iii) in the event of our liquidation for failure to consummate an initial business combination within the allotted time, interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of an initial business combination.
Limitation on fair value or net assets of target business	The target business that we acquire in our initial business combination must have a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $4.1 million and net of taxes payable) at the time of such acquisition. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts, taxes and commissions as described above) at the time of such initial business combination.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represents at least 80% of the maximum offering proceeds.
Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 35th day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our (i) having filed the Current Report on Form 8-K described below and (ii) having issued a press release announcing when such separate trading will begin.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of our initial business combination. During this period, the securities would be held in the escrow or trust account.
In no event will the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including any proceeds we receive from the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. For more information, please see “Description of Securities — Units.”
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of an initial business combination or one year from the date of this prospectus (assuming in each case that there is an effective registration statement covering the shares of common stock underlying the warrants in effect) and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of our initial business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	Stockholders will have the opportunity to vote on our initial business combination. Each stockholder will be sent a proxy statement containing information required by the SEC in connection with our proposed initial business combination. A stockholder following the procedures described in the proxy statement in connection with our initial business combination is given the right to convert his, her or its shares into a pro rata share of the trust account, before payment of deferred underwriting discounts and commissions and including interest, net of (i) income taxes on such interest and (ii) interest income of up to $1.75 million previously released to us to fund our working capital requirements ($2.0 million in the event the over-allotment option is exercised in full). However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be filed as part of a post-effective amendment to the original registration statement filed in connection with the offering and would be sent to each investor. Each investor would have the opportunity to notify the company in writing within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities will be issued.
Business combination deadline	Pursuant to our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, our corporate existence will cease 24 months after the date of this prospectus except for the purposes of winding up our affairs and liquidating. However, if we complete an initial business combination within this time period, we will seek stockholder approval to amend this provision to allow for our perpetual existence following such business combination.	If an acquisition has not been consummated within 18 months after the effective date of the company’s initial registration statement, funds held in the trust or escrow account would be returned to investors.
If we are unable to complete a business combination within 24 months after the date of this prospectus, our existence will automatically terminate and as promptly as practicable thereafter the trustee will commence liquidating the investments constituting the trust account and distribute to our public stockholders the proceeds, including any interest earned on the trust account not used to cover liquidation expenses, net of income taxes payable on such interest, and after distribution to us of interest income on the trust account balance as described in this prospectus.
Release of funds	Except with respect to interest income earned on the trust account balance released to us to pay any income taxes on such interest and interest income of up to $1.75 million on the balance in the trust account released to us to fund our working capital requirements ($2.0 million in the event the over-allotment option is exercised in full), in each case subject to the tax holdback described in this prospectus, the proceeds held in the trust account will not be released to us until the earlier of the completion of our initial business combination or the failure to complete our initial business combination within the allotted time.	The proceeds held in the escrow account will not be released until the earlier of the completion of an initial business combination or the failure to consummate an initial business combination within the allotted time.

Competition

In identifying, evaluating and selecting a target business for an initial business combination, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Finally, we will also face competition from other blank check companies, which may seek to identify and consummate business combinations with target businesses in the industry sector. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

•	our obligation to seek stockholder approval of our initial business combination or obtain necessary financial information may delay the completion of a transaction;
•	our obligation to convert into cash up to 30% of our shares (minus one share) of common stock held by our public stockholders who vote against the initial business combination and exercise their conversion rights may reduce the resources available to us for our initial business combination;
•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and
•	the requirement to acquire one or more businesses or assets that have a fair market value equal to at least 80% of the balance of the trust account at the time of the acquisition (excluding deferred underwriting discounts and commissions of $4.1 million, or approximately $4.7 million if the underwriters’ over-allotment option is exercised in full, and net of taxes payable) could require us to acquire the assets of several businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate our initial business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination.

Facilities

We currently maintain our executive offices at 10 Glenville Street, Greenwich, CT 06831. We consider our current office space adequate for our current operations.

Employees

We currently have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the initial business combination and the stage of the initial business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the initial business combination (and consequently spend more time on our affairs) than they would prior to locating a suitable target business. We presently expect each of our executive officers to each devote at least approximately ten hours per week to our business. We do not intend to have any full time employees prior to the consummation of our initial business combination.

Periodic Reporting and Financial Information

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934 as amended, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We may be required to have our internal control procedures audited for the fiscal year ending December 31, 2009, as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no material litigation currently pending against us or any members of our management team in their capacity as such. Beginning in March 2004, multiple class action complaints seeking unspecified monetary damages were filed or announced by purchasers of the common stock of SPX Corporation during a specified period. The suits alleged violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, including claims challenging certain sales of SPX shares made by John Blystone, SPX’s former Chairman, CEO and President, pursuant to a 10b5-1 plan. The plaintiffs generally allege that SPX made false and misleading statements regarding the forecast of its 2003 fiscal year business and operating results in order to artificially inflate the price of SPX’s stock, and that certain of Mr. Blystone’s 10b5-1 plan sales were made at inflated prices. These complaints were consolidated into a single amended complaint against SPX and John Blystone. On April 23, 2004, an additional class action complaint was filed in the same court, alleging breaches of the Employee Retirement Income Security Act of 1974 (ERISA) by SPX, its then general counsel and the Administrative Committee regarding one of its 401(k) defined contribution benefit plans arising from the plan’s holding of SPX stock. On April 13, 2007, SPX reached a settlement of all claims, with court approval, made in these class actions and the aggregate settlement payment was $13.6 million. No finding of liability was made against, and no payments of any kind were made by, John Blystone or any other officer or director of SPX.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers as of the date of this prospectus are as follows:

Name	Age	Position
John B. Blystone	54	Co-Chairman, Co-President and Co-Chief Financial Officer
Mark C. Davis	47	Co-Chairman, Co-President and Co-Chief Financial Officer
Reuben Gutoff	80	Director

John B. Blystone has served as our Co-Chairman, Co-President and Co-Chief Financial Officer since our inception. John B. Blystone is retired Chairman, President and Chief Executive Officer of SPX Corporation, a global provider of technical and industrial products, systems, and services, flow technology and service solutions. Mr. Blystone joined SPX Corporation in December, 1995 and retired at the end of 2004. While at SPX, Mr. Blystone led the designing and execution of the repositioning of the company from an automotive supplier into a global, multi-industry company, growing revenues by an average of 10% per year. During his tenure, SPX made in excess of 75 acquisitions totaling approximately $6.0 billion, as well as made more than $3.0 billion in divestitures. From 1991 to 1995, Mr. Blystone served in various managerial and operating roles of The General Electric Company (GE), including his last position as President and Chief Executive Officer of Nuovo Pignone and Europe Plus Pole, a GE Power Systems company from 1994 to 1995.

Following graduation from the University of Pittsburgh in 1975 with a B.S. in mathematics and economics, Mr. Blystone joined GE. In 1988, he joined the J.I. Case division of Tenneco, Inc., serving in various capacities, including his last position as Senior Vice President of the components division. Mr. Blystone returned to GE in 1991 as Vice President and General Manager of GE Superabrasives, a producer and marketer of industrial abrasive products. In 1994, he was named President and CEO of Nuovo Pignone, a supplier of machinery to the energy industry headquartered in Florence, Italy, when GE acquired the business. In early 1995, he was named to the additional assignment of President and CEO of the Europe Plus Pole of GE Power Systems.

Mr. Blystone has served on numerous boards, including Worthington Industries (NYSE: WOR), from 1998 through the present, EGS Electrical Group, LLC, a joint venture between SPX and Emerson Electric, from 1997 to 2004 and InRange (NASDAQ: INRG) where he was Chairman from 2000 through 2003. Mr. Blystone was also a member of the International Advisory Board of Stein Stewart & Co. from 1999 to 2002.

Mark C. Davis has served as our co-Chairman, co-President and co-Chief Financial Officer since our inception. Mr. Davis has over 20 years of experience as an investment banker, having advised clients on over $200 billion of mergers, acquisitions and divestitures. His origination, structuring and negotiation experience is across a broad range of sectors, including general industrial, consumer products, paper and forest products, metals and mining, aerospace and defense, utilities and telecommunications.

From August, 2006 until May, 2007, Mark C. Davis was a Managing Director with Gleacher Partners LLC, where he focused on advising clients with respect to mergers and acquisitions. From 1996 through February, 2003, Mr. Davis held various executive positions with JPMorgan Chase, including serving as Vice Chairman of Investment Banking and Chairman of the Merger and Acquisition Group until his departure. Prior to that, he served as Co-Head of Investment Banking Coverage and Head of General Industry Investment Banking. Before that, he served as Head of the Merger and Acquisition Group for The Chase Manhattan Corporation prior to and during its merger with J.P. Morgan & Co. Incorporated. From 1989 to 1996, Mr. Davis worked at Salomon Brothers, Inc., where he served in a variety of positions, including Co-Head of the Merger and Acquisition Group until his departure in 1996. Prior to Salomon, Mr. Davis was a Vice President in Investment Banking at Kidder, Peabody & Co.

Mr. Davis is currently a Vice Chairman of The Board of Trustees of Manhattanville College. Mr. Davis is a previous member of the Board of Directors of Scott Paper Company and of Valassis Industries, Inc. He is a prior President of The Board of Governors of Manursing Island Club, Rye, NY. Mr. Davis graduated from Dartmouth College with an A.B. in 1981, and holds a Masters in Business Administration from the Amos Tuck School of Business, 1984.

Reuben Gutoff has been one of our directors since our inception. Mr. Gutoff worked at GE for 27 years, holding several leadership positions in GE’s plastics and medical businesses, including his last position as Senior Vice President of Corporate Strategy. After leaving GE in 1975, Mr. Gutoff joined Standard Brands, where he held the positions of President, Chief Operating Officer and director, through 1978. In 1979, Mr. Gutoff founded, and has been the President and sole owner of, Strategy Associates, Inc., a Manhattan based consulting firm specializing in providing CEO level counseling to Fortune 500 companies. Significant relationships have included Xerox, United Technologies, Warner Lambert, RJR Nabisco, Manpower, SPX and Major League Baseball. Mr. Gutoff received a B.S. in Chemical Engineering from Columbia University in 1948.

Number and Terms of Office of Directors

Our board of directors is divided into two classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Messrs. Gutoff and Davis, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Mr. Blystone, will expire at the second annual meeting of stockholders.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating our initial business combination. Collectively, through their positions described above, our directors have extensive experience in various general industrial sectors.

Executive Officer and Director Compensation

None of our executive officers or directors has received any cash or other compensation for services rendered to us in any capacity. No compensation of any kind, whether from us or any entity affiliated with us, including finders’ and consulting fees, will be paid to awarded to or earned by any of our sponsor, officers or directors, in each case in any capacity, or to any of their respective affiliates, for any services rendered prior to or in connection with the consummation of our initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of out-of-pocket expenses that could be incurred; provided, however, that to the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income of up to $1.75 million on the balance in the trust account ($2.0 million in the event the over-allotment option is exercised in full), in each case subject to the tax holdback described in this prospectus, such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination.

After our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider our initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of an initial business combination will be a determining factor in our decision to proceed with any potential business combination.

Director Independence

The American Stock Exchange requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has determined that Reuben Gutoff is an independent director as such term is defined under the rules of the American Stock Exchange and Rule 10A-3 of the Exchange Act. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

All affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. All affiliated transactions must be approved by a majority of our independent and disinterested directors.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of [            ] as the chairman, and [          ], each of whom has been determined to be “independent” as defined in Rule 10A-3 of the Exchange Act and the rules of the American Stock Exchange. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Annual Report on Form 10-K;
•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•	discussing with management major risk assessment and risk management policies;
•	monitoring the independence of the independent auditor;
•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•	inquiring and discussing with management our compliance with applicable laws and regulations;
•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
•	appointing or replacing the independent auditor;
•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;
•	monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and
•	reviewing and approving all payments made to our sponsor, officers or directors and their respective affiliates. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who, as required by the American Stock Exchange, are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s

financial sophistication. The board of directors has determined that [          ] satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee

Effective upon consummation of this offering, we will establish a nominating committee of the board of directors, which will consist of [         and Reuben Gutoff], each of whom is an independent director under the American Stock Exchange’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;
•	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and
•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Code of Ethics and Committee Charters

As of the date of this prospectus, we have adopted a code of ethics that applies to our officers, directors and employees and have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Conflicts of Interest

John B. Blystone, our Co-Chairman, Co-President and Co-Chief Financial Officer, currently serves on the board of directors of Worthington Industries Inc. (NYSE: WOR). Worthington Industries specializes in steel processing, cylinder manufacturing and metal framing construction materials. Mr. Blystone has a pre-existing fiduciary duty to Worthington Industries which may require him to present opportunities to Worthington Industries that may be attractive to us unless Worthington Industries declines to accept such opportunities.

Potential investors should also be aware of the following other potential conflicts of interest:

•	Our officers and directors are not required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.
•	Our officers and directors may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Some of our officers and directors are now and may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company, although each of our officers, directors and sponsor has agreed not to participate in the formation of, or become an officer or director of, any blank check company that may complete an initial business combination with an entity until the earlier of (i) the date on which we have entered into a definitive agreement regarding our initial business combination or (ii) 24 months after the date of this prospectus.
•	The founders’ common stock and sponsor warrants are subject to transfer restrictions and will not be released from escrow until specified dates after consummation of our initial business combination. In addition, the sponsor warrants purchased by the sponsor and any warrants which our sponsor, officers and directors may purchase in this offering or in the aftermarket will expire worthless if an initial business combination is not consummated. Additionally, our initial stockholders will not receive liquidation distributions with respect to any of the founders’ common stock. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is appropriate for an initial business combination.
•	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to an initial business combination.
•	In the event we dissolve and liquidate because we fail to complete a business combination, the shares and warrants owned by our sponsor and Reuben Gutoff, one of our directors, will be worthless, resulting in potentially significant losses to our officers and directors who own an interest in our sponsor and Mr. Gutoff. Our officers’ and directors’ desire to avoid rendering their investment in our company worthless may result in a conflict of interest when they determine whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interests, and the conflict of interest will increase as we approach the 24th month following the consummation of this offering and we have not consummated a business combination.

In connection with the vote required for our initial business combination and our perpetual existence, our initial stockholders have agreed to vote their common stock in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their rights to participate in any liquidation distribution with respect to such common stock. In addition, our sponsor and each of our officers and directors has agreed that if they acquire common stock in or following this offering, they will vote all such acquired shares in favor of the initial business combination and our perpetual existence. As a result, they will not be able to exercise the conversion rights described elsewhere in this prospectus with respect to any of our shares that they may acquire prior to, in or after this offering.

In no event will any of our sponsor, officers or directors, or any of their respective affiliates, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate the consummation of an initial business combination. Furthermore, we will not enter into a business combination with any operating company with which we or any of our officers, directors or affiliates have, in any capacity since our formation, engaged in discussions and negotiations with an intent to acquire such company.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our officers and directors; and
•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the sponsor warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

		Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner(1)(2)	Amount and Nature of Beneficial Ownership	Before Offering and Private Placement	After Offering and Private Placement
Lank Acquisition, LLC(2)(3)	3,578,125	99.57%	19.999%
Mark C. Davis(4)	3,578,125	99.57%	19.999%
John B. Blystone(4)	3,578,125	99.57%	19.999%
Reuben Gutoff(5)	15,625	0.43%	.001%
All directors and executive officers as a group (3 individuals)	3,593,750	100%	20%

(1)	Unless otherwise indicated, the business address of each of the stockholders is 10 Glenville Street, Greenwich, CT 06831.
(2)	Voting and disposition decisions with respect to shares held by our sponsor, Lank Acquisition, LLC, are made by its two managers, Messrs. Blystone and Davis, each our Co-Chairman, Co-President and Co-Chief Financial Officer, who together hold 100% of the voting interests in Lank Acquisition, LLC. Each of Messrs. Blystone and Davis, separately, have a pecuniary interest in 1,689,062 shares of our common stock, and 737,500 sponsor warrants, owned by Lank Acquisition, LLC. Confluence Partners, LLC, is the remaining member of Lank Acquisition, LLC, and holds a passive, non-voting membership interest.
(3)	Assumes the over-allotment option has been exercised and, therefore, an aggregate of 468,750 shares of common stock have not been forfeited by our initial stockholders as a result.
(4)	Each of Messrs. Davis and Blystone is a managing member of our sponsor, Lank Acquisition, LLC, and may be deemed to beneficially own the 3,578,125 shares owned by Lank Acquisition, LLC. Each of Messrs. Blystone and Davis disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.
(5)	The business address of Reuben Gutoff is 110 East 71st Street, New York, NY 10021.

Immediately after this offering, our initial stockholders will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, they may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If the underwriters do not exercise all or a portion of the over-allotment option, our initial stockholders will be required to forfeit up to an aggregate of 468,750 shares of common stock. Our initial stockholders will be required to forfeit only a number of shares necessary to maintain their collective 20% ownership interest in our common stock after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

Transfers by Our Initial Stockholders

On the date of this prospectus, our initial stockholders will place the founders’ common stock and sponsor warrants into an escrow account maintained by American Stock Transfer & Trust Company, acting as escrow agent, until termination of the following transfer restrictions. Our sponsor and Reuben Gutoff, one of our directors, have agreed not to transfer, assign or sell any of the founders’ common stock until one year after the date of the completion of an initial business combination or earlier if, subsequent to our initial business combination, (i) the closing price of our common stock equals or exceeds $16.00 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property; provided however that transfers can be made to permitted transferees who agree in writing to be bound by the transfer restrictions, agree to vote in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving our initial business combination and to vote in favor of the amendment to our amended and restated certificate of incorporation providing for our perpetual existence and waive any rights to participate in any liquidation distribution if we fail to consummate an initial business combination. The sponsor has agreed not to transfer, assign or sell any of the sponsor warrants until the date that is 30 days after the date we complete our initial business combination; provided however that the transfers can be made to permitted transferees who agree in writing to be bound by such transfer restrictions.

As relates to our sponsor, for purposes of the transfer restrictions described above, permitted transferee means a transfer (i) to the members of the sponsor upon the dissolution and liquidation of the sponsor; (ii) by gift to an immediate family member of the sponsors’ members or to a trust, the beneficiary of which is a member of the sponsor or a member of the immediate family of the sponsors’ members, (iii) by virtue of the laws of descent and distribution upon death of any member of the sponsor, (iv) pursuant to a qualified domestic relations order, (v) in the event of our liquidation prior to our completion of our initial business combination or (vi) in the event of our consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummation of our initial business combination,provided, however, that these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

As relates to Reuben Gutoff, for purposes of the transfer restrictions described above, permitted transferee means a transfer (i) to our officers or directors, any affiliates or family members of any of our officers or directors or any affiliates of our sponsor, (ii) by gift to a trust, the beneficiary of which is an affiliate or family member of any of our officers or directors or to a charitable organization, (iii) by virtue of the laws of descent and distribution upon death of such officer or director, (iv) pursuant to a qualified domestic relations order, (v) in the event of our liquidation prior to our completion of our initial business combination or (vi) in the event of our consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummation of our initial business combination, provided, however, that these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

Our initial stockholders have agreed to vote their common stock (i) in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving our initial business combination and (ii) in favor of our amendment to our amended and restated certificate of incorporation to provide for our perpetual existence. In addition, they have agreed to waive their rights to participate in any liquidation distribution with respect to such common stock. Our sponsor and each of our officers and directors have agreed that if they acquire common stock in or following this offering, they will vote all such acquired shares in favor of the initial business combination and our perpetual existence. As a result, they will not be able to exercise the conversion rights described elsewhere in this prospectus with respect to any of our shares that they may acquire prior to, in or after this offering.

Our initial stockholders will hold registration rights to require us to register a sale of any of our securities held by it pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. Our initial stockholders will be entitled to make up to three demands that we register such securities for sale under the Securities Act. In addition, these stockholders will have “piggy-back” registration rights to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period described above. We will bear the expenses of filing any such registration statement.

We consider Messrs. Blystone and Davis, to be our “promoters,” as this term is defined under U.S. federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONSs

On November 15, 2007, we issued an aggregate of 3,593,750 shares of our common stock to Lank Acquisition, LLC, our sponsor, and Reuben Gutoff, one of our directors, for an aggregate amount of $25,000 in cash, at a purchase price of approximately $.007 per share. 468,750 of these 3,593,750 shares are subject to forfeiture in the event that the underwriters’ over-allotment option is not exercised, either partially or fully.

Immediately after this offering and the private placement (whether or not the underwriters’ over-allotment option is exercised), our initial stockholders will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

In addition, if we increase the size of the offering, we may effect a stock dividend in such amount to maintain the initial stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we may effect a reverse split of our common stock to maintain the initial stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of this offering.

Our sponsor has agreed to purchase an aggregate of 2,750,000 warrants, or sponsor warrants, from us at a price of $1.00 per warrant in a private placement to be completed immediately prior to this offering. All of the proceeds received from the sale of the sponsor warrants (an aggregate of $2.75 million) will be placed in the trust account described below. The sponsor warrants are identical to the warrants included in the units being sold in this offering, except that the sponsor warrants (i) are non-redeemable so long as they are held by the sponsor or its permitted transferees, (ii) are subject to certain transfer restrictions and will not be exercisable while they are subject to these transfer restrictions and (iii) may be exercised for cash or on a cashless basis, as described in this prospectus. The holder of sponsor warrants will not have any right to any liquidation distributions with respect to the shares underlying such sponsor warrants in the event we fail to consummate a business combination, in which event the sponsor warrants will expire worthless.

The holders of the majority of these securities are entitled to make up to three demands that we register such securities. The holders of the majority of the founders’ common stock can elect to exercise these registration rights at any time generally commencing nine months after the consummation of our initial business combination provided in each case that we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants being sold in this offering and a current prospectus relating to them is available. The holders of a majority of the sponsor warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate an initial business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statement.

Our warrant agreement provides the sponsor warrants may not be exercised unless we have an effective registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering and a related current prospectus is available. Our sponsor warrants will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus.

Messrs. Blystone and Davis have agreed they will be liable to ensure the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, the agreement entered into by Messrs. Blystone and Davis specifically provides for two exceptions to this indemnity; there will be no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Based upon representations from Messrs. Blystone and Davis as to accredited investor status (as such term is defined in Regulation D under the Securities Act) and that they have sufficient funds available to satisfy their indemnification obligations, we believe Messrs. Blystone and Davis will be able to satisfy any indemnification obligations that may arise given the limited nature of the obligations and we will enforce our rights under these indemnification arrangements against Messrs. Blystone and Davis.

Our sponsor has loaned us $125,000 as of the effective date of the registration statement to cover expenses related to this offering, such as SEC registration fees, AMEX listing fees, FINRA registration fees and legal and accounting fees and expenses. The loan will be payable without interest on the earlier of November 28, 2008 or the consummation of this offering. We intend to repay this loan from the proceeds of this offering not being placed in trust.

We will reimburse our officers and directors, subject to board approval, for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged. Accountable out-of-pocket expenses incurred by our officers and directors will not be repaid out of proceeds held in the trust account until these proceeds are released to us upon the completion of a business combination, provided there are sufficient funds available for reimbursement after such consummation.

Other than the reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders, consulting fees or other similar compensation, including the issuance of any securities of the company, will be paid to our sponsor, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates prior to or with respect to a business combination.

Our sponsor, officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount held outside of the trust account unless the business combination is consummated and there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

After the consummation of a business combination, if any, to the extent our management remains as officers of the resulting business, some of our officers and directors may enter into employment agreements, the terms of which shall be negotiated and which we expect to be comparable to employment agreements with other similarly-situated companies. Further, after the consummation of a business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our disinterested “independent” directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 75,000,000 shares of common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. As of the date of this prospectus, 3,593,750 shares of common stock are outstanding held by two stockholders of record. No shares of preferred stock are currently outstanding. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Delaware General Corporation Law.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock at a price of $7.50 per share of common stock, subject to adjustment. The common stock and warrants comprising the units will begin separate trading on the 35th day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our (i) having filed the Current Report on Form 8-K described below and (ii) having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet promptly upon the consummation of this offering. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Common Stock

As of the date of this prospectus, there were 3,593,750 shares of our common stock outstanding. Upon closing of this offering, assuming no exercise of the underwriters’ over-allotment option, 468,750 of our currently outstanding shares will be forfeited and 15,625,000 shares of our common stock will be outstanding. Holders of common stock will have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our amended and restated certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor.

Our board of directors is divided into two classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

In connection with the vote required for our initial business combination and our perpetual existence, our initial stockholders have agreed to vote their common stock acquired prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their rights to participate in any liquidation distribution with respect to such common stock. In addition, our sponsor and each of our officers and directors has agreed that if they acquire common stock in or following this offering, they will vote allsuch acquired shares in favor of the initial business combination and our perpetual existence. As a result, they will not be able to exercise the conversion rights described elsewhere in this prospectus with respect to anyof our shares that they may acquire prior to, in or after this offering.

We will proceed with our initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of our initial business combination, (ii) a majority of the outstanding shares of our common stock are voted in favor of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and (iii) public stockholders holding no more than 30% of the shares (minus one share) sold in this offering exercise their conversion rights. Voting against our initial business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. A stockholder must have also exercised the conversion rights for a conversion to be effective. The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including interest, net of (i) any income taxes on such interest and (ii) interest income of up to $1.75 million previously released to us to fund our working capital requirements ($2.0 million in the event the over-allotment option is exercised in full), calculated as of two business days prior to the consummation of the proposed initial business combination, divided by the number of shares sold in this offering. The initial per-share conversion price would be approximately $9.78, or $0.22 less than the per-unit offering price of $10.00 (approximately $9.76, or $0.24 less than the per-unit offering price of $10.00 if the underwriters’ over-allotment is exercised in full).

Pursuant to our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, if we do not consummate our initial business combination within 24 months after the date of this prospectus, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we liquidate prior to our initial business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest not previously released to us to fund working capital requirements and net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and any assets remaining available for distribution to them. If we do not complete our initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commission will be distributed on a pro rata basis among the public stockholders, together with any interest thereon, net of income taxes payable on such interest. Our initial stockholders have agreed to waive their rights to participate in any liquidation distribution occurring upon our failure to consummate an initial business combination with respect to the founders’ common stock. Our initial stockholders will therefore not participate in any liquidation distribution with respect to such shares.

In addition, our sponsor and each of our officers and directors has agreed that if they acquire common stock in or following this offering, they will vote all such acquired shares in favor of the initial business combination and our perpetual existence. As a result, they will not be able to exercise the conversion rights described elsewhere in this prospectus with respect to any of our shares that they may acquire prior to, in or after this offering.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account plus any interest earned thereon, net of (i) income taxes payable on such interest and (ii) interest income of up to $1.75 million on the trust account balance previously released to us to fund our working capital requirements ($2.0 million in the event the over-allotment option is exercised in full), in each case subject to the tax holdback described in this prospectus, if they vote against our initial business combination, request conversion of their common stock and our initial business combination is approved and completed. Public stockholders who convert their common stock into their pro rata share of the trust account will retain any warrants they own if they previously purchased units or warrants.

Following our initial business combination, payment of dividends, if ever, on the common stock will be subject to the prior payment of dividends on any outstanding shares of preferred stock.

Preferred Stock

Our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, will provide that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, the designations, powers, and preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions, applicable to the shares of each series of preferred stock. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management by diluting the stock ownership or voting rights of a person seeking to obtain control of our company or remove existing management. Our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, will prohibit us, prior to our initial business combination, from issuing capital stock, including preferred stock, which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on our initial business combination. We may issue some or all of the preferred stock to effect an initial business combination. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Warrants

  Public Stockholders’ Warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of an initial business combination; or
•	one year from the date of this prospectus.

However, the warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York time, or earlier upon redemption.

At any time while the warrants are exercisable and there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants available and current throughout the 30-day redemption period, we may call the outstanding warrants (except as described below with respect to the sponsor warrants) for redemption:

•	in whole and not in part;
•	at a price of $.01 per warrant;
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and
•	if, and only if, the reported last sale price of the common stock equals or exceeds $13.75 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions of the warrants.

We have established these redemption criteria to provide warrant holders with a significant premium to the initial warrant exercise price as well as a sufficient degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we issue notice of redemption of the warrants, each warrant holder shall be entitled to exercise his or her warrant prior to the scheduled redemption date. However, there can be no assurance that the price of common stock will exceed the redemption trigger price or the warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant (including the sponsor warrants) to do so on a “cashless basis.” If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after a business combination. If we call our warrants for redemption and our management does not take advantage of this option, our sponsor and its transferees would still be entitled to exercise their sponsor warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the exercise price and number of shares of common stock issuable on exercise of the warrants will not be adjusted for issuances of common stock at a price below the warrant exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account. In no event may the warrants be net cash settled. Warrant holders do not have the rights or privileges of holders of common stock, including voting rights, until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to these shares of common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to these shares of common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless. As a result, an investor may have paid the full unit price solely for the shares of common stock included in the units.

No fractional shares will be issued upon exercise of the warrants. If a holder exercises warrants and would be entitled to receive a fractional interest of a share, we will round up the number of shares of common stock to be issued to the warrant holder to the nearest whole number of shares.

  Sponsor Warrants

The sponsor warrants are identical to the warrants included in the units being sold in this offering, except that the sponsor warrants (i) are non-redeemable so long as they are held by the sponsor or its permitted transferees, (ii) are subject to certain transfer restrictions and will not be exercisable while they are subject to these transfer restrictions and (iii) may be exercised for cash or on a cashless basis, as described below. The holder of sponsor warrants will not have any right to any liquidation distributions with respect to the shares underlying such sponsor warrants in the event we fail to consummate a business combination, in which event the sponsor warrants will expire worthless.

Our warrant agreement provides the sponsor warrants may not be exercised unless we have an effective registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering and a related current prospectus is available.

If holders of the sponsor warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the ten trading days ending on the third trading day prior to the date on which the notice of exercise is sent by the holder of the warrants. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the sponsor and its affiliates and permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

The sponsor has agreed not to transfer, assign or sell any of the sponsor warrants until the date that is 30 days after the date we complete our initial business combination; provided, however, that transfers can be made to permitted transferees who agree in writing to be bound by such transfer restrictions. For so long as the sponsor warrants are subject to such transfer restrictions they will be held in an escrow account maintained by American Stock Transfer & Trust Company.

In addition, the sponsor, and its permitted transferees are entitled to registration rights with respect to the sponsor warrants under an agreement to be signed on or before the date of this prospectus provided we have an effective registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering and a related current prospectus is available.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, NY 11219.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Bylaws

Staggered Board of Directors

Our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, will provide that our board of directors will be classified into two classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Special Meeting of Stockholders

Our bylaws provide that special meetings of our stockholders may be called by our board of directors or by our President or Chief Executive Officer, and shall be called by our Chief Executive Officer, President or the Secretary upon the written request of the majority of our directors or upon the written request of the holders of at least a majority of the outstanding shares entitled to vote on the action proposed to be taken.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on the 90th day and not earlier than the close of business on the 120th day, prior to the meeting. For any annual meeting of stockholders for which less than 90 days notice or public disclosure of the date of the annual meeting is given or made to stockholders, a stockholder’s notice shall be timely if delivered to or mailed and received at our principal executive offices not later than the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders, or from making nominations for directors at our annual meeting of stockholders.

  Authorized But Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

  Section 203 Opt Out

Pursuant to our amended and restated certificate of incorporation, we have opted out of the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);
•	an affiliate of an interested stockholder; or
•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;
•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or
•	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

We have opted out of the provisions of Section 203 of the Delaware General Corporation Law because we believe this statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, will provide that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation will provide that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Securities Eligible for Future Sale

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option and the forfeiture of 468,750 shares of founders’ stock) we will have 15,625,000 shares of common stock outstanding. Of these shares, the 12,500,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 3,125,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

The founders’ shares, sponsor’s warrants, any shares of common stock and warrants purchased in the offering, and any shares of common stock issued upon exercise of the sponsor’s warrants are each subject to transfer restrictions pursuant to lockup provisions in the letter agreements with us and the underwriters entered into by our officers, directors and sponsor. Those lock-up provisions provide that the founders’ shares are not transferable or salable until 1 year after the completion of the initial business combination and the sponsor’s warrants are not transferable or salable until 30 days after completion of the initial business combination, subject to certain exceptions as set forth herein.

  Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the total number of shares of common stock then outstanding, which will equal 156,250 shares immediately after this offering (or 179,689 if the underwriters exercise their over-allotment option in full); or
•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions, notice requirements and the availability of current public information about us.

  Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell his shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

  SEC Position on Rule 144 Sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial business combination, would act as “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 would not be available for resale transactions by our sponsor or its affiliates despite technical compliance with the requirements of Rule 144, and such securities may be resold only through a registered offering.

As of the date of this prospectus, such restricted shares would include the 3,593,750 shares of common stock purchased at inception by our initial stockholders, and the 2,750,000 shares underlying the sponsor warrants.

  Registration Rights

The holders of the founders’ common stock, as well as the holders of the sponsor warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to three demands that we register such securities. The holders of the majority of the founders’ common stock can elect to exercise these registration rights at any time generally commencing nine months after the consummation of our initial business combination. The holders of a majority of the sponsor warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate an initial business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statement.

Listing

We intend to apply to have our units listed on the American Stock Exchange under the symbol “___.U” and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols “___” and “___.WS,” respectively.

Based upon the proposed terms of this offering, after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Section 101(c) of the American Stock Exchange Company Guide, which consist of the following:

•	stockholders equity of at least $4.0 million;
•	total market capitalization of at least $50.0 million;
•	aggregate market value of publicly held shares of at least $15.0 million;
•	minimum public distribution of at least 1,000,000 units with a minimum of 400 public holders; and
•	a minimum market price of $2.00 per unit.

UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income and estate tax consequences to an investor of the acquisition, ownership and disposition of our units, common stock and warrants, which we refer to collectively as our securities, purchased by the investor pursuant to this offering. This discussion assumes that holders of our securities will hold our securities as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not address all aspects of U.S. federal taxation that may be relevant to a holder of our securities in light of that holder's particular circumstances. In addition, this discussion does not address (a) U.S. estate or gift tax laws except to the limited extent set forth below, (b) state, local or non-U.S. tax consequences, or (c) the special tax rules that may apply to certain investors, including without limitation banks, insurance companies, financial institutions, broker-dealers, taxpayers that have elected mark-to-market accounting, taxpayers subject to the alternative minimum tax provisions of the Code, tax-exempt entities, governments or agencies or instrumentalities thereof, regulated investment companies, real estate investment trusts, S corporations, taxpayers whose functional currency is not the U.S. dollar, U.S. expatriates or former long-term residents of the U.S., or investors that acquire, hold, or dispose of our securities as part of a straddle, hedge, wash sale (except to the limited extent described below), constructive sale or conversion transaction or other integrated investment. Additionally, the discussion does not consider the tax treatment of entities treated as partnerships for U.S. federal income tax purposes or other pass-through entities or persons who hold our securities through such entities. The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. Thus, partnerships, other pass-through entities and persons holding our securities through such entities should consult their own tax advisors.

This discussion is based on current provisions of the Code, U.S. Treasury regulations promulgated under the Code, judicial opinions, and published rulings and procedures of the U.S. Internal Revenue Service (“IRS”), all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed below, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

As used in this prospectus, the term “U.S. person” means a person that is, for U.S. federal income tax purposes (i) an individual citizen or resident of the U.S., (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of any State thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (A) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person. As used in this discussion, the term “U.S. holder” means a beneficial owner of our securities that is a U.S. person and the term “non-U.S. holder” means a beneficial owner of our securities (other than an entity that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a U.S. person.

This discussion is only a summary of certain material U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of our securities. Each prospective investor in our securities is urged to consult its own tax advisors with respect to the particular tax consequences to it of the acquisition, ownership and disposition of our securities, including the effect of any federal tax laws other than income and estate tax laws, any state, local, or non-U.S. tax laws, and any applicable tax treaty.

General

There is no authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. Each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for a unit between the share of common stock and the warrant included in that unit based on their respective relative fair market values. A holder's initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

The foregoing treatment of the common stock and warrants and a holder's purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the U.S. federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussions are based on the assumption that the characterization of the units is accepted for U.S. federal tax purposes.

U.S. Holders

  Taxation of Distributions

If we pay cash distributions to U.S. holders of shares of our common stock, the distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder's adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Any dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the applicable holding period requirements are satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of the limitation on the deduction of investment interest), if the applicable holding period requirements are satisfied, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to capital gains for tax years beginning on or before December 31, 2010, after which the tax rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. There is substantial uncertainty as to whether the conversion rights with respect to the common stock, described above under “Proposed Business — Effecting a Business Combination — Conversion rights,” may suspend the running of the applicable holding period with respect to the dividends received deduction or the capital gains tax rate on qualified dividends, as the case may be.

  Possible Constructive Dividends

If an adjustment is made to the number of shares of common stock for which a warrant may be exercised or to the exercise price of a warrant, the adjustment may, under certain circumstances, result in a constructive distribution that could be taxable as a dividend to the U.S. holder of the warrant. Conversely, the absence of an appropriate anti-dilution adjustment may result in a constructive distribution that could be taxable as a dividend to the U.S. holders of shares of our common stock.

  Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

In general, a U.S. holder must treat any gain or loss recognized upon a sale, taxable exchange, or other taxable disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder's holding period for the common stock so disposed of exceeds one year. There is substantial uncertainty, however, as to whether the conversion rights with respect to the common stock may suspend the running of the applicable holding period for this purpose. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market values of the common stock and the warrant included in the unit) and (ii) the U.S. holder's adjusted tax basis in the common stock so disposed of. A U.S. holder's adjusted tax basis in its common stock generally will equal the U.S. holder's acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to that common stock) less any prior return of capital. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum tax rate of 15% for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains tax rate is scheduled to increase to 20%. The deduction of capital losses is subject to limitations, as is the deduction for losses realized upon a taxable disposition by a U.S. holder of our common stock (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

  Conversion of Common Stock

In the event that a U.S. holder converts our common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If that redemption qualifies as a sale of common stock by the U.S. holder for federal income tax purposes, the U.S. holder will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” above. If that redemption does not qualify as a sale of common stock for federal income tax purposes, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether that redemption qualifies for sale treatment will depend largely on the percentage of our stock treated as held by the U.S. holder (including any stock constructively owned by the U.S. holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is “substantially disproportionate” with respect to the U.S. holder, (2) results in a “complete termination” of the U.S. holder's interest in us or (3) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include the common stock issuable upon exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the conversion of common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the conversion. There will be a complete termination of a U.S. holder's interest if either (1) all of the shares of our stock actually and constructively owned by the U.S. holder are converted or (2) all of the shares of our stock actually owned by the U.S. holder are converted and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a U.S. holder's conversion results in a “meaningful reduction” of the U.S. holder's proportionate interest in us. Whether the conversion will result in a meaningful reduction in a U.S. holder's proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests are satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described under “U.S. Holders — Taxation of Distributions,” above. After the application of those rules, any remaining tax basis of the U.S. holder in the converted common stock will be added to the U.S. holder's adjusted tax basis in its remaining stock, or, if it has none, to the U.S. holder's adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

Persons who actually or constructively own 5% (or, if our stock is not then publicly traded, 1%) or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a conversion of common stock, and such persons should consult with their own tax advisors in that regard. A U.S. holder should consult with its own tax advisors as to the tax consequences to it of an exercise of the conversion right.

  Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder will not be required to recognize taxable gain or loss by reason of its exercise of a warrant. The U.S. holder's tax basis in the share of our common stock it receives upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder's initial investment in the warrant (i.e., the portion of the U.S. holder's purchase price for a unit that is allocated to the warrant, as described above under “ — General”) and the exercise price (i.e., initially $7.50 per share of our common stock). The U.S. holder's holding period for the share of our common stock received upon exercise of the warrant will begin on the date following the date of exercise (or possibly on the date of exercise) of the warrant and will not include the period during which the U.S. holder held the warrant.

The tax consequences of a cashless exercise of warrants are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder's tax basis in the common stock received would equal the U.S. holder's tax basis in the warrants used to effect the cashless exercise. If the cashless exercise were treated as not being a gain realization event, a U.S. holder's holding period in the common stock received would be treated as commencing on the date following the date of exercise (or possibly on the date of exercise) of the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the common stock received would include the holding period of the warrants.

It is also possible that a cashless exercise of warrants could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered a number of warrants having a fair market value equal to the exercise price for the number of warrants deemed exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered to pay the exercise price and the U.S. holder's tax basis in the warrants deemed surrendered. Provided that the warrants were held by the U.S. holder for more than one year at the time of such exercise, any such gain or loss would be long-term capital gain or loss. In this case, a U.S. holder's tax basis in the common stock received would equal the sum of the fair market value of the warrants deemed surrendered and the U.S. holder's tax basis in the warrants deemed exercised. A U.S. holder's holding period for the common stock would commence on the date following the date of exercise (or possibly on the date of exercise) of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise of warrants.

  Sale, Taxable Exchange, Redemption or Expiration of a Warrant

Upon a sale, taxable exchange (other than by exercise), or redemption of a warrant, a U.S. holder will recognize taxable gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market values of the warrant and the common stock included in the unit) and (ii) the U.S. holder's tax basis in the warrant (that is, as discussed above, the portion of the U.S. holder's purchase price for a unit that is allocated to the warrant, as described above under “ — General”). Upon expiration of a warrant (whether or not held as part of a unit at the time of expiration), a U.S. holder will recognize a loss in an amount equal to the U.S. holder's tax basis in the warrant (determined as described in the preceding sentence). Any such gain or loss would generally be treated as capital gain or loss and will be long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations, as is the deduction for losses upon a taxable disposition by a U.S. holder of a warrant (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical securities.

Non-U.S. Holders

  Taxation of Distributions

In general, any distributions we make to a non-U.S. holder of our common stock (including any constructive distributions treated as dividends on the warrants as described in “ — U.S. Holders — Possible Constructive Dividends,” above), to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. holder's conduct of a trade or business within the U.S., generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividend, unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. holder's adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the non-U.S. holder's adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders —  Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants” below), we will withhold 10% of any distribution that exceeds our current and accumulated earnings and profits, which withheld amount may be claimed by the non-U.S. holder as a credit against the non-U.S. holder's federal income tax liability.

Dividends we pay to a non-U.S. holder that are effectively connected with such non-U.S. holder's conduct of a trade or business within the U.S. (and, if certain income tax treaties apply, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder) generally will not be subject to U.S. withholding tax, provided such non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate tax rates applicable to U.S. persons. If the non-U.S. holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

  Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. holder's exercise of a warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a warrant by a U.S. holder, as described under “U.S. Holders — Exercise of a Warrant” above and the U.S. federal income tax treatment of a non-U.S. holder’s gain recognized from a cashless exercise of a warrant will generally correspond to the U.S. federal income tax treatment of a non-U.S. holder’s gain recognized upon a sale or other taxable disposition of a warrant, described under “ — Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants,” below.

  Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, exchange or other disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) or warrants (including an expiration or redemption of our warrants), in each case without regard to whether those securities were held as part of a unit, unless:

•	the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the U.S. (and, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition and certain other conditions are met; or
•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five year period ending on the date of disposition or the non-U.S. holder's holding period for the security disposed of, and, generally, in the case where shares of our common stock are regularly traded on an established securities market, the non-U.S. holder has owned, directly or indirectly, more than 5% of our common stock or warrants, as applicable, at any time during the shorter of the five year period ending on the date of disposition or the non-U.S. holder's holding period for the security disposed of. Special rules may apply to the determination of this 5% threshold in the case of a non-U.S. holder of a warrant, and non-U.S. holders of warrants should consult their own tax advisors regarding the effect of holding the warrants on the calculation of such 5% threshold. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable tax treaty provides otherwise, gain described in the first and third bullet points above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate. Gain described in the second bullet point above (which may be offset by U.S. source capital losses) will be subject to a flat 30% U.S. federal income tax. The gross proceeds from transactions that generate gains described in the third bullet point above will generally be subject to a 10% withholding tax, which may be claimed by the non-U.S. holder as a credit against the non-U.S. holder's federal income tax liability. Non-U.S. holders should consult any income tax treaties applicable to them, as those treaties may provide for different rules.

Although we currently are not a United States real property holding corporation, we cannot determine whether we will be a United States real property holding corporation in the future until we consummate an initial business combination. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for federal income tax purposes.

  Conversion of Common Stock

The characterization for U.S. federal income tax purposes of a non-U.S. holder's conversion of our common stock into a right to receive cash pursuant to an exercise of a conversion right generally will correspond to the U.S. federal income tax characterization of the exercise of such a conversion right by a U.S. holder, as described under “U.S. Holders — Conversion of Common Stock” above, and the consequences of the conversion to the non-U.S. holder will be as described above under “Non-U.S. Holders — Taxation of Distributions” and “Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants,” as applicable.

Federal Estate Tax

Shares of our common stock or warrants owned or treated as owned by an individual who is not a U.S. citizen or a resident of the U.S. (as specifically defined for U.S. federal estate tax purposes) at the time of his or her death will be included in the individual's gross estate for U.S. federal estate tax purposes unless an applicable estate tax or other treaty provides otherwise, and therefore may be subject to U.S. federal estate tax.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each holder the amount of dividends or other distributions we pay to such holder on our shares of common stock and the amount of tax withheld with respect to those distributions, regardless of whether withholding is required. In the case of a non-U.S. holder, the IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which the non-U.S. holder resides pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The gross amount of dividends and proceeds from the disposition of our securities paid to a holder that fails to provide the appropriate certification in accordance with applicable U.S. Treasury regulations generally will be subject to information reporting and backup withholding at the applicable rate (currently 28%).

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale by a non-U.S. holder of common stock or warrants outside the U.S. through a foreign office of a foreign broker that does not have certain specified connections to the U.S. However, if a non-U.S. holder sells common stock or warrants through a U.S. broker or the U.S. office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to such holder, unless the non-U.S. holder provides appropriate certification (usually on an IRS Form W-8BEN) to the broker of its status as a non-U.S. holder or such non-U.S. holder is an exempt recipient. Information reporting (but not backup withholding) also would apply if a non-U.S. holder sells common stock or warrants through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the U.S., unless in any such case the broker has documentary evidence that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts we withhold under the backup withholding rules may be refunded or credited against the holder's U.S federal income tax liability, if any, if the required information is furnished to the IRS in a timely manner.

UNDERWRITING

Citigroup Global Markets Inc. is acting as sole bookrunning manager of the offering and as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has agreed to purchase and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriters’ name.

Underwriters	Number of Units
Citigroup Global Markets Inc.
Morgan Joseph
Sanders Morris Harris
Total	12,500,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $       per unit. The underwriters may allow, and dealers may reallow, a concession not to exceed $         per unit on sales to other dealers. After the underwriters purchase the units from us, if all of the units are not sold by the underwriters to the public at the initial offering price, the representative may change the public offering price and the other selling terms. Citigroup Global Markets Inc. has advised us that the underwriters do not intend sales to discretionary accounts to exceed 5% of the total number of units offered by them.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 1,875,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriters’ initial purchase commitment.

We and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, transfer, pledge, dispose of or hedge, directly or indirectly, any of our units, warrants, shares or any other securities convertible into or exchangeable for our common stock. Citigroup Global Markets Inc. in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

In addition, our initial stockholders have agreed, subject to certain exceptions, not to offer, sell, contract to sell, transfer, pledge, dispose of, or hedge, directly or indirectly, any of the founders’ common stock until one year after the date we complete our initial business combination, and our sponsor has agreed, subject to certain exceptions, not to offer, sell, contract to sell, transfer, pledge, dispose of, or hedge, directly or indirectly, any of the sponsor warrants until the date that is 30 days after we complete our initial business combination.

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), an offer of our units described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to our units which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of our units may be made to the public in that Relevant Member State at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or
•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of our units described in this prospectus located within a Relevant Member State will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer of units to the public” in relation to any units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units as the expression may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The sellers of the units have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of the sellers or the underwriters.

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (“Qualified Investors”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorite des Marches Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorite Des Marches Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or
•	used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only:

•	to qualified investors (investisseurs qualifies) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monetaire et financier; or
•	to investment services providers authorized to engage in portfolio management on behalf of third parties or in a transaction that, in accordance with article L.411-2-II- 1 (degree)-or-2(degree)-or 3(degree) of the French Code monetaire et financier and article 211-2 of the General Regulations (Reglement General) of the Autorite Des Marches Financiers, does not constitute a public offer (appel public a l’epargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monetaire et financier.

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations among us and the underwriters. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. We cannot assure you that the prices at which the units will trade in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, common stock or warrants will develop and continue after this offering.

We intend to apply to have the units listed on the American Stock Exchange under the symbol “____.U” and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols “____” and “___.WS,” respectively.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

	Paid By Lank Acquisition Corp.
	No Exercise	Full Exercise
Per Unit	$0.70	$0.70
Total	$8,750,000	$10,062,500

The amounts paid by us in the table above include approximately $4.1 million in deferred underwriting discounts and commissions (or approximately $4.7 million if the over-allotment option is exercised in full), an amount equal to 3.25% of the gross proceeds of this offering, which will be placed in a trust account until completion of our initial business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions will be released to the underwriters out of the balance held in the trust account. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that (i) on our liquidation they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commissions will be distributed on a pro rata basis, together with any interest thereon, net of income taxes payable on such interest, to the public stockholders.

In connection with the offering, Citigroup Global Markets Inc. on behalf of the underwriters, may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of units to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of units made in an amount up to the number of units represented by the underwriters’ over-allotment option. In determining the source of units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of units in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of units in the open market while the offering is in progress.

The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Citigroup Global Markets Inc. repurchases units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the American Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our portion of the total expenses of this offering payable by us will be $[ ] exclusive of underwriting discounts and commissions.

The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

A prospectus in electronic format may be made available by one or more of the underwriters on a website maintained by one or more of the underwriters. Citigroup Global Markets Inc. may agree to allocate a number of units to underwriters for sale to their online brokerage account holders. Citigroup Global Markets Inc. will allocate units to underwriters that may make Internet distributions on the same basis as other allocations. In addition, units may be sold by the underwriters to securities dealers who resell units to online brokerage account holders.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make because of any of those liabilities.

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future and we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the consummation of a business combination.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Ellenoff Grossman & Schole, LLP. Bingham McCutchen, LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements of Lank Acquisition Corp. at December 3, 2007 and for the period from November 15, 2007 (date of inception) through December 3, 2007 included in this prospectus and registration statement have been audited by Rothstein, Kass & Company, PC, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance on such report given upon such firm’s authority as an expert in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, NE, Washington, DC 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INDEX TO FINANCIAL STATEMENTS

Lank Acquisition Corp.
(a corporation in the development stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Lank Acquisition Corp.

We have audited the accompanying balance sheet of Lank Acquisition Corp. (a corporation in the development stage) (the “Company”) as of December 3, 2007 and the related statements of operations, stockholders’ equity and cash flows for the period from November 15, 2007 (date of inception) to December 3, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lank Acquisition Corp. (a corporation in the development stage) as of December 3, 2007, and the results of its operations and its cash flows for the period from November 15, 2007 (date of inception) to December 3, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein, Kass & Company, PC

Roseland, New Jersey
December 4, 2007

LANK ACQUISITION CORP.

(a corporation in the development stage)

BALANCE SHEET

December 3, 2007
ASSETS
Current asset, cash	$150,000
Other asset, deferred offering costs	47,500
$197,500
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$2,000
Accrued offering costs	47,500
Note payable, stockholder	125,000
Total current liabilities	174,500
Commitments
Stockholders’ equity
Preferred stock, $.0001 par value; 1,000,000 shares authorized; none issued Common stock, $.0001 par value, authorized 75,000,000 shares; 3,593,750 shares issued and outstanding	359
Additional paid-in capital	24,641
Deficit accumulated during the development stage	(2,000)
Total stockholders’ equity	23,000
$197,500

See accompanying notes to financial statements.

LANK ACQUISITION CORP.

(a corporation in the development stage)

STATEMENT OF OPERATIONS
For the Period from November 15, 2007 (Date of Inception) to December 3, 2007

Formation and operating costs	$2,000
Net loss	$(2,000)
Weighted average number of common shares outstanding	3,593,750
Net loss per common share	$(0.00)

See accompanying notes to financial statements.

LANK ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS’ EQUITY
For the Period from November 15, 2007 (Date of Inception) to December 3, 2007

	Common Shares	Amount	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity
Sale of common shares issued on November 15, 2007 at $.007 per share	3,593,750	$359	$24,641	$—	$25,000
Net loss				(2,000)	(2,000)
Balance, at December 3, 2007	3,593,750	$359	$24,641	$(2,000)	$23,000

See accompanying notes to financial statements.

LANK ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF CASH FLOWS
For the Period from November 15, 2007 (Date of Inception) to December 3, 2007

Cash flows from operating activities
Net loss	$(2,000)
Adjustment to reconcile net loss to net cash provided by (used in) operating activities:
Change in operating asset and liability:
Accrued expenses	2,000
Cash provided by (used in) operating activities	—
Cash flows from financing activities
Proceeds from note payable, stockholder	125,000
Proceeds from issuance of common stock	25,000
Cash provided by financing activities	150,000
Net increase in cash	150,000
Cash at beginning of period	—
Cash at end of period	$150,000
Supplemental schedule of non-cash financing activities:
Accrued offering costs	$47,500

See accompanying notes to financial statements.

LANK ACQUISITION CORP.
(a corporation in the development stage)
NOTES TO FINANCIAL STATEMENTS

Note A — Description of Organization and Business Operations

Lank Acquisition Corp. (a corporation in the development stage) (the “Company”) was incorporated in Delaware on November 15, 2007. The Company was formed to acquire one or more businesses or assets through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination. The Company has neither engaged in any operations nor generated significant revenue to date. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting By Development Stage Enterprises, and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its calendar year end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of this proposed offering of Units (as defined in Note C below) (the “Proposed Offering”), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) an operating business (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, approximately 97.8% of the gross proceeds, after payment of certain amounts to the underwriters, will be held in a trust account (“Trust Account”) and invested in U.S. “government securities,” within the meaning of Section 2(a)(16) of the 1940 Act with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act, until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that 50% or more of the shares of common stock purchased in the Proposed Offering (excluding, for this purpose, those shares of common stock issued prior to the Proposed Offering) that are voted against the Business Combination or 30% or more exercise their conversion rights described below, the Business Combination will not be consummated. Public stockholders voting against a Business Combination will be entitled to convert their stock into a pro rata share of the Trust Account (including the additional 3.25% fee of the gross proceeds payable to the underwriters upon the Company’s consummation of a Business Combination), including any interest earned (net of taxes payable and the amount distributed to the Company to fund its working capital requirements) on their pro rata share, if the business combination is approved and consummated. However, voting against the Business Combination alone will not result in an election to exercise a stockholder’s conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time the Business Combination is voted upon by the stockholders. All of the Company’s stockholders prior to the Proposed Offering, including all of the directors and officers of the Company have agreed to vote all of the shares of common stock held by them in accordance with the vote of the majority in interest of all other stockholders of the Company.

In the event that the Company does not consummate a Business Combination within 24 months after the date of the consummation of the Proposed Offering, the proceeds held in the Trust Account will be distributed to the Company’s public stockholders, excluding the existing stockholders to the extent of their initial stock holdings. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note C).

LANK ACQUISITION CORP.
(a corporation in the development stage)
NOTES TO FINANCIAL STATEMENTS

Note B — Summary of Significant Accounting Policies

Basis of Presentation:

The financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission.

Development Stage Company:

The Company complies with the reporting requirements of SFAS No. 7, “Accounting and Reporting by Development Stage Enterprises.” At December 3, 2007, the Company had not commenced any operations. All activity through December 3, 2007 relates to the Company’s formation and the proposed public offering described below. Following such offering, the Company will not generate any operating revenues until after completion of its initial business combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents after such offering.

Net Loss Per Common Share:

The Company complies with accounting and disclosure requirements of SFAS No. 128, “Earnings Per Share”. Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. At December 3, 2007, there are no contracts to issue common stock.

Concentration of Credit Risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, exceeds the Federal depository insurance coverage of $100,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Fnancial Instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under SFAS No. 107, “Disclosure About Fair Value of Financial Instruments,” approximates the carrying amounts represented in the balance sheet.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred Offering Costs:

The Company complies with the requirements of the SEC Staff Accounting Bulletin (SAB) Topic 5A — “Expenses of Offering.” Deferred offering costs consist principally of legal and underwriting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed.

LANK ACQUISITION CORP.
(a corporation in the development stage)
NOTES TO FINANCIAL STATEMENTS

Note B — Summary of Significant Accounting Policies  – (continued)

Income Tax:

The Company complies with SFAS 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Recently Issued Accounting Standards:

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, expands disclosures about fair value instruments, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 17, 2007, which for the Company would be its fiscal year end beginning January 1, 2008. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). SAB 108 provides guidance on how prior year misstatements should be considered when quantifying misstatements in the current year financial statements. The SAB requires registrants to quantify misstatements using both a balance sheet and an income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. SAB 108 does not change the guidance in SAB 99, “Materiality,” when evaluating the materiality of misstatements. SAB 108 is effective for fiscal years ending after November 15, 2006. Upon initial application, SAB 108 permits a one-time cumulative effect adjustment to beginning retained earnings. The adoption of SAB 108 had no effect on our financial position.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” This Statement permits entities to choose to measure many financial instruments at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

On November 5, 2007, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 109, “Written Loan Commitments Recorded at Fair Value Through Earnings” (“SAB 109”). SAB 109 provides guidance on the accounting for written loan commitments recorded at fair value under generally accepted accounting principles (GAAP). Specifically, the SAB revises the Staff’s view on incorporating expected net future cash flows related to loan servicing activities in the fair value measurement of a written loan commitment. SAB 109, which supersedes 105, Application of Accounting Principles to Loan Commitments, requires the expected net future cash flows related to the associated servicing of the loan be included in the measurement of all written loan commitments that are accounted for at fair value through earnings. SAB 109 is effective in fiscal quarters beginning after December 15, 2007. The Company is currently evaluating the potential impact, if any, that the adoption of SAB 109 will have on its financial statements.

LANK ACQUISITION CORP.
(a corporation in the development stage)
NOTES TO FINANCIAL STATEMENTS

Note C — Proposed Offering

The Proposed Offering calls for the Company to offer for public sale up to 12,500,000 units (“Units”). Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing on the later of (a) one year from the date of the final prospectus for the Proposed Offering or (b) 30 days after the completion of a Business Combination with a target business or the distribution of the Trust Account, and will expire five years from the date of the prospectus. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $13.75 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. If the Company is unable to deliver registered shares of common stock to the holder upon exercise of warrants during the exercise period, there will be no cash settlement of the warrants and the warrants will expire worthless.

Note D — Related Party Transactions

The Company issued a $125,000 unsecured promissory note to a stockholder, Lank Acquisition, LLC (the “Sponsor”) on November 29, 2007. The note is non-interest bearing and is payable on the earlier of November 28, 2008 or the consummation of the Proposed Offering. Due to the short-term nature of the notes, the fair value of the notes approximates their carrying amount to $125,000. After maturity, the promissory note bears interest at 5% per annum until paid.

On November 15, 2007, the Company issued 3,593,750 shares of common stock for proceeds of $25,000 to the Sponsor of the Company and to Reuben Gutoff, one of the directors of the Company (the “Initial Stockholders”). Up to an aggregate of 468,750 shares are subject to forfeiture to the extent the underwriters’ over-allotment option (see Note E) is not exercised in full or in part by the underwriters.

Lank Acquisition Corp LLC has agreed to purchase, in a private placement, 2,750,000 warrants immediately prior to the Proposed Offering at a price of $1.00 per warrant (an aggregate purchase price of approximately $2,750,000) from the Company and not as part of the Proposed Offering. It has also agreed that these warrants purchased by it will not be sold or transferred until completion of a Business Combination. If the Company does not complete a Business Combination, then the proceeds will be part of the liquidating distribution to the Public Stockholders and the warrants issued to Lank Acquisition, LLC will expire worthless.

The Initial Stockholders, as well as the holders of the warrants issued in the private placement (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of a majority of these securities will be entitled to make up to three demands that the Company register such securities. In addition, these stockholders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The registration rights agreement will provide that, in certain instances, the holders (and affiliates and other permitted transferees) of a majority of these securities may require the Company to register these securities held by them on a registration statement filed under the Securities Act, provided that no such registration statement may be declared effective until termination of the applicable lock-up period for the securities being registered, even if such registration statement has already been declared effective, and provided further that with respect to the founders’ warrants, such warrants must also have become exercisable. The Company will bear the expenses incurred in connection with filing any such registration statement.

LANK ACQUISITION CORP.
(a corporation in the development stage)
NOTES TO FINANCIAL STATEMENTS

Note E — Commitments

The Company is committed to pay an underwriting discount of 3.75% of the public unit offering price to the underwriters at the closing of the Proposed Offering, with an additional 3.25% fee of the gross offering proceeds payable to the underwriters upon consummation of a Business Combination.

The Company has granted the underwriter a 30-day option to purchase up to 1,875,000 additional units to cover the over-allotment. The over-allotment option will be used only to cover a net short position resulting from the initial distribution.

Commencing on the date of the proposed offering, the Company plans to enter into an administrative service agreement with an unaffiliated entity. Such agreement, estimated to aggregate approximately $7,500 per month, will include costs for office space, secretarial and administrative services. This agreement will expire upon the successful completion of a Business Combination.

Note F—Preferred Stock

The Company is authorized to issue 1 million shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

$125,000,000

Lank Acquisition Corp.

12,500,000 Units

PROSPECTUS

 , 2007

Citi

Morgan Joseph

Sanders Morris Harris

Until , 2008, (25 days after the date of this prospectus) all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee	$1,000	(1)
SEC registration fee	7,723
FINRA filing fee	25,319
American Stock Exchange fees	85,000
Accounting fees and expenses	50,000
Printing expenses	65,000
Legal fees and expenses	350,000
Miscellaneous	178,458	(2)
Total	$762,500

(1)	In addition to the initial acceptance fee that is charged by American Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to American Stock Transfer & Trust Company annual fees of $[ ] for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock, $2,400 for acting as warrant agent for the registrant’s warrants and $1,800 for acting as escrow agent.
(2)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs and initial payment of director and officer liability insurance premiums.

Item 14. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, will provide that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
(b)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
(c)	To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
(d)	Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
(e)	Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
(f)	The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
(g)	A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
(h)	For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
(i)	For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.
(j)	The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
(k)	The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, will provide:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

On November 15, 2007, we issued an aggregate of 3,593,750 shares of our common stock to Lank Acquisition, LLC, our sponsor, and to Reuben Gutoff, one of our directors, for an aggregate amount of $25,000 in cash, at a purchase price of approximately $0.08 per share. 468,750 of such shares are subject to forfeiture in the event that the underwriters’ over-allotment option is not exercised, either partially or fully. Such shares of common stock were issued on November 15, 2007 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. No underwriting discounts or commissions have been or will be paid with respect to such sales.

Immediately after this offering and the private placement (whether or not the underwriters’ over-allotment option is exercised), our initial stockholders will beneficially own 20.0% of the then issued and outstanding shares of our common stock. Because of this ownership block, they may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain our initial stockholders’ collective ownership at 20.0% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our common stock to maintain our initial stockholders’ collective ownership at 20.0% of our issued and outstanding shares of common stock upon consummation of this offering, in each case without giving effect to the private placement.

Our sponsor has agreed to purchase an aggregate of 2,750,000 warrants, or sponsor warrants, from us at a price of $1.00 per warrant in a private placement to be completed immediately prior to this offering. All of the proceeds received from the sale of the sponsor warrants (an aggregate of $2.75 million) will be placed in the trust account described below. The sponsor warrants are identical to the warrants included in the units being sold in this offering, except that the sponsor warrants (i) are non-redeemable so long as they are held by the sponsor or its permitted transferees, (ii) are subject to certain transfer restrictions and will not be exercisable while they are subject to these transfer restrictions and (iii) may be exercised for cash or on a cashless basis, as described in this prospectus. The holder of sponsor warrants will not have any right to any liquidation distributions with respect to the shares underlying such sponsor warrants in the event we fail to consummate a business combination, in which event the sponsor warrants will expire worthless.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Certificate of Incorporation.
3.2	Form of Amended and Restated Certificate of Incorporation.*
3.3	Bylaws.
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of Ellenoff Grossman & Schole LLP.*
10.1	Form of Investment Management Trust Account Agreement between American Stock Transfer & Trust Company and the Registrant.*
10.2	Form of Securities Escrow Agreement among the Registrant, American Stock Transfer & Trust Company, and the Sponsor.*
10.3	Form of Registration Rights Agreement among the Registrant and the Sponsor.*
10.4	Form of Letter Agreement by and between the Registrant and the Sponsor.*
10.5	Form of Letter Agreement by and between the Registrant and Mark C. Davis.*
10.6	Form of Letter Agreement by and between the Registrant and John Blystone.*
10.7	Form of Letter Agreement by and between the Registrant and Reuben Gutoff.*
10.8	Administrative Services Agreement between the Registrant and [ ].*
10.9	Subscription Agreement between the Registrant and the Sponsor.

Exhibit No.	Description
10.10	Securities Subscription Agreement between the Registrant and the Sponsor.
10.11	Securities Subscription Agreement between the Registrant and Reuben Gutoff.
10.12	Promissory Note, dated November 29, 2007, issued to Sponsor in the amount of $125,000.
14	Code of Business Conduct and Ethics.*
23.1	Consent of Rothstein Kass.
23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1).*
24	Power of Attorney (Included on Signature Page of this registration statement).
99.1	Audit Committee Charter.*
99.2	Corporate Governance and Nominating Committee Charter.*

*	To be filed by amendment

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;
ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
i.	If the registrant is relying on Rule 430B:
A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding)

is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d)	The undersigned registrant hereby undertakes that:
(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURE

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut, on the 12th day of December, 2007.

LANK ACQUISITION CORP.

By:	/s/ John B. Blystone Name: John B. Blystone Title: co-Chairman, co President and co-Chief Financial Officer
By:	/s/ Mark C. Davis Name: Mark C. Davis Title: co-Chairman, co President and co-Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John B. Blystone and Mark C. Davis his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ John B. Blystone John B. Blystone	co-Chairman, co-President and co-Chief Financial Officer (co-Principal Executive Officer and co-Principal Financial Officer)	December 12, 2007
/s/ Mark C. Davis Mark C. Davis	co-Chairman, co-President and co-Chief Financial Officer (co-Principal Executive Officer and co-Principal Financial Officer)	December 12, 2007
/s/ Reuben Gutoff Reuben Gutoff	Director	December 12, 2007